Exhibit 10.1
EXECUTION COPY
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
NxStage Medical, Inc.
DaVita Inc.
First Amended and Restated National Service Provider Agreement
Information Sheet

Date of Agreement:	July 22, 2010 (“Effective Date”)

National Service Provider:	DaVita Inc.

Street Address of Customer:	601 Hawaii Street

City, State, Zip of Customer:	El Segundo, CA 90245

Customer Contact and Phone No.:	Steven J. Priest, 615-341-5852

NxStage Customer Service Phone No.:	1-866-NxStage (1-866-697-8243)

Contract No.:	To be assigned

Contract Term:	From the Effective Date through June 30, 2013, which term shall be automatically extended on a month-to-month basis until one of the parties provides thirty (30) days prior written notice of termination (the “Term”).

Attached Exhibits:	Exhibit A: Cycler Log File Decoding Document

Exhibit B: Pricing Covenant Example

Attached Schedules:	Schedule A: Authorized Customer Locations

Schedule B: Program and Pricing

Schedule C: Warranty; Service; and Recalls

Schedule D: Preferred Relationship

Attachment A to Schedule B:	Attachment A to Schedule B: Warrant Agreement

Attachment A to Schedule D:	Attachment A to Schedule D: Markets

First Amended and Restated National Service Provider Agreement – Chronic Outpatient Therapy
     THIS FIRST AMENDED AND RESTATED NATIONAL SERVICE PROVIDER AGREEMENT (this “Agreement”) is effective as of the Effective Date, by and between DaVita Inc., a Delaware corporation (“Customer”) and NxStage Medical, Inc., a Delaware corporation (“NxStage”). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in Section 1 of this Agreement.
RECITALS
     A. Customer and NxStage entered into that certain National Service Provider Agreement, dated as of February 7, 2007, as amended by a letter agreement, dated as of April 19, 2007, a letter agreement, dated as of June 30, 2007 and a letter agreement, dated as of January 23, 2009 (collectively, the “Original Agreement”), whereby NxStage agreed to sell certain products to Customer and Customer agreed to purchase such products from NxStage, subject to all of the terms and conditions stated therein.
     B. NxStage and Customer deem it desirable to enter into this Agreement in order to amend and restate (and supersede and replace) the Original Agreement effective as of the Effective Date as provided herein.
     In consideration of the foregoing premises and mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1. DEFINITIONS
     The following definitions as used herein have the following meanings:
     (a) “Authorized Customer Locations” means any home hemodialysis program site in the Continental United States: (i) of Customer or any majority owned subsidiary of Customer, (ii) in which Customer has entered into a management contract covering the purchase of products for chronic home or in-center self-care patient therapy, including the System One, or (iii) held by Customer in a joint venture structure. Schedule A hereto sets forth all of the Authorized Customer Locations.
     (b) “Commercially Available” means any product that is approved by the FDA and manufactured, sold or distributed anywhere in the United States by NxStage and/or any of its affiliates, and for which NxStage has completed its then-current market release processes.
     (c) “Express Monthly Dialysis Supplies” means System One cartridges with pre-attached filter and bagged PureFlow Express premixed dialysate for the prescribed therapy frequency and fluid volume.
     (d) “FDA” means the United States Food and Drug Administration and any successor thereto.

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     (e) “Monthly Dialysis Supplies” means PureFlow SL Monthly Dialysis Supplies and Express Monthly Dialysis Supplies.
     (f) “Patient Noncompliance Event” means an event in which any patient of an Authorized Customer Location misses [**] percent ([**]%) or more of his or her prescribed treatment frequencies or fluid volumes.
     (g) “Patient Prescription Monthly Standing Orders” means NxStage’s standard patient prescription form submitted via NxStage’s NXRX electronic prescription system, or any successor thereto, for the System One and Monthly Dialysis Supplies for a named home or in-center self-care patient signed by such patient’s treating physician.
     (h) “PureFlow SL Monthly Dialysis Supplies” means System One cartridges with pre-attached filter and PureFlow SL disposable cartridges and sets required to prepare PureFlow dialysate for the prescribed therapy frequency and fluid volume.
2. PURCHASES AND RENTALS
All purchases or rentals, as the case may be, of (a) the NxStage System One (consisting of either (i) a System One Cycler (“Cycler”), Warmer (“Warmer”), and Stand (“Stand”), or (ii) a Cycler and System One PureFlow SL (“PureFlow SL” and together with the Cycler, Warmer and Stand, the “System One” or “System”), and (b) System One disposables and other products for chronic home and in-center self-care use set forth on Schedule B attached hereto, which may or may not be manufactured by NxStage (the “Disposables” and collectively, with the System One and the Monthly Dialysis Supplies, the “Products”) under this Agreement shall be initiated by purchase orders covering one month of Monthly Dialysis Supplies consistent with then-current Patient Prescription Monthly Standing Orders received by NxStage. If the terms and provisions of any purchase order, sales order or any other document delivered by the parties hereto conflict with, or are in addition to, the terms of this Agreement, the terms of this Agreement shall control. To purchase or rent Products, an Authorized Customer Location must provide NxStage with a valid Patient Prescription Monthly Standing Order for the named NxStage patient(s) who will receive chronic therapy.
3. PRICING
Pricing for each Product purchased during the Term is set forth next to each such Product on Schedule B attached hereto (collectively, the “Purchase Prices”).
4. LIMITATIONS ON SALE AND USE AND [**]ACQUIRED AND MANAGED SITES
     (a) Limitations on Sale and Use. All Products are to be used by Customer in the Continental United States at Authorized Customer Locations and are not to be resold, transferred or remarketed. Notwithstanding the foregoing, Customer may transfer Products to a third party in connection with the sale or disposition (whether by sale of assets or stock, merger or consolidation) of any Authorized Customer Location by Customer which includes Products then in use by such Authorized Customer Location’s patients, subject to NxStage’s prior written consent, which consent shall not be unreasonably withheld. The Products are to be used only for

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chronic home and in-center self-care patient therapy for treatment of any Authorized Customer Locations’ patients with Patient Prescription Monthly Standing Orders.
     (b) [**]Acquired and Managed Sites. If at any time during the Term, Customer, any Customer affiliate, or any Authorized Customer Location or its affiliates enters into any transaction or series of transactions pursuant to which Customer, any Customer affiliate, or any Authorized Customer Location or its affiliates: (i) acquires the equity interests of any dialysis facility or program of [**] (collectively, “[**]”), or any of their joint venture or managed facilities (including any facilities with management contracts with [**] or its affiliates as of or subsequent to the Effective Date) (a “[**]Site”) possessing the voting power to elect a majority of such [**] Site’s board of directors, board of managers or members, general partner, managing member or manager, as the case may be (whether by merger, consolidation, reorganization, combination, sale or transfer of the equity interests of any such [**] Site, or otherwise acquires the right to control such [**] Site whether by securityholder or voting agreement, proxy, power of attorney or otherwise), (ii) acquires all or substantially all of the assets of an [**] Site (subsection (i), together with this subsection (ii) hereinafter collectively referred to as a “[**]Acquisition”), or (iii) enters into a management contract, joint venture or other similar transaction with any [**] Site relating to the provision of chronic hemodialysis therapy (an “[**]Management Contract”), Customer covenants and agrees that: (A) if at the time of the closing of such [**] Acquisition with respect to a [**] Site pursuant to the terms and conditions of the acquisition agreement related to such [**] Acquisition (a “[**]Acquired Site Closing”) such [**] Site did not have patients prescribed to receive therapy with the System One at any time during the [**] months prior to the [**] Acquired Site Closing, the parties shall enter into an amendment to this Agreement to allow such [**] Site to become an “Authorized Customer Location” under this Agreement, (B) if at the time of the [**] Acquired Site Closing, such [**] Site has, or had patients prescribed to receive therapy with the System One at any time during the [**] months prior to the [**] Acquired Site Closing, Customer and NxStage shall enter into a new agreement relating to the purchase and/or rental of the Products on the same terms and conditions as then-exist under any [**] Pre-Existing Agreement (as defined below) applicable to such [**] Site (the “New Agreement”), including the term of such New Agreement, which shall in no event exceed the term of the [**] Pre-Existing Agreement, or (C) as of the effective date of any [**] Management Contract with an [**] Site, whether or not such [**] Site has, or had, patients prescribed to receive therapy with the System One at any time during the [**] months prior to the effective date of such [**] Management Contract, Customer and NxStage shall enter into a New Agreement. NxStage covenants and agrees that upon the expiration of any New Agreement relating to a [**] Site acquired by Customer in connection with a [**] Acquisition or to a [**] Site under a [**] Management Contract, the parties shall enter into an amendment to this Agreement, if necessary, to allow such [**] Site to become an “Authorized Customer Location” under this Agreement. If at the time of a [**] Acquired Site Closing, or upon the effective date of a [**] Management Contract, as applicable, a [**] Pre-Existing Agreement does not then cover the direct or indirect sale of one or more of the Products to the acquired [**] Site, or [**] Site subject to a [**] Management Contract, as the case may be, the parties shall enter into an amendment to this Agreement to allow such [**] Site to become an “Authorized Customer Location” under this Agreement. For purposes hereof, a “[**]Pre-Existing Agreement” means any agreement(s) between NxStage or its affiliates and [**] relating to the purchase and/or rental, shipment, or delivery of some or all of the Products to the applicable [**] Site. NxStage and Customer covenant and agree that none of the terms and conditions of Section

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4(b)(B) shall apply in any Warrant Year during the Term, until the number of [**] Sites acquired pursuant to a [**] Acquired Site Closing(s) completed on or before the end of the applicable Warrant Year exceeds [**] Sites (the “[**]Acquisition Threshold”).
5. SHIPPING
     (a) Shipping Terms. Shipping for the Products is F.O.B. Customer’s designated destination. Monthly Dialysis Supplies shipment quantities will be based on the prescribed frequency (as indicated in the Patient Prescription Monthly Standing Order) and inventory needs of the patients at each Authorized Customer Location, as reported by each such patient to NxStage’s customer service department. All prices for the Monthly Dialysis Supplies include shipping costs to Authorized Customer Locations’ patients’ homes or designated travel destination, in each case, in the Continental United States via common carrier of NxStage selection unless otherwise stated, and include one patient delivery each [**] weeks, based on NxStage’s then-standard delivery policies for that geographical area; provided that such Monthly Dialysis Supplies must be a part of either: (i) a patient’s standard delivery quantities pursuant to such patient’s Patient Prescription Monthly Standing Order, or (ii) a patient’s travel delivery package consistent with the terms hereof and as documented on a NxStage “System One Vacation and Travel Form” (copies of which are available on request)). For all other deliveries, shipping costs will be prepaid by NxStage and added to Customer’s invoice. NxStage shall use its commercially reasonable efforts to ensure that the Products are shipped according to any Authorized Customer Locations’ delivery requirements. Any extra charges for special delivery services shall be prepaid by NxStage and added to Customer’s invoice. The fees for all special delivery services are set forth on Schedule B-4 attached hereto.
     (b) Expedited Delivery. If an expedited shipment of the Products (i.e. requiring delivery in less than [**] business days) must be made at any Authorized Customer Locations’ request, Customer agrees to pay for all incremental Product-shipping charges in excess of what standard shipping costs would be for an unexpedited shipment of the Products. Customer agrees that each of the Authorized Customer Locations’ patients must use their reasonable efforts to accurately report the inventory of Monthly Dialysis Supplies that each such patient has on a monthly basis to NxStage’s customer service department. If any patient of any Authorized Customer Location fails to properly report his or her inventory of Monthly Dialysis Supplies to NxStage’s customer service department, and as a result of such failure such patient will require expedited shipment of such patient’s Monthly Dialysis Supplies to perform dialysis therapy at such patient’s prescribed frequencies, Customer agrees to pay for all incremental Product-shipping charges in excess of what standard shipping costs would be for an unexpedited shipment. NxStage reserves the right to charge Customer the appropriate fee set forth in Schedule B-1 for any Monthly Dialysis Supplies consumption by a patient of any Authorized Customer Location that is above such patient’s applicable prescribed frequency, as measured on a calendar monthly basis, or if such patient’s usage is above standard usage levels.
     (c) Product Returns. Customer or an Authorized Customer Location, as applicable, must notify NxStage’s customer service department in writing of any irregularity in a Product shipment within the later of [**] days of receipt of the shipment or [**] days of discovery of a concealed defect in such shipment. All evidence of shipping damage or over- or under- shipment (other than concealed defects) should be noted on the carrier’s freight bill and the carrier should

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countersign the document. In the absence of timely written notice of any irregularity in the shipment of any Products, acceptance of such shipment will be conclusively presumed. NxStage shall use its commercially reasonable efforts to replace any Product damaged in transit and to remedy Product delivery shortages within [**] days of receiving notice thereof from Customer or any Authorized Customer Location, as applicable.
6. PAYMENT
Payments shall be due and payable on a net [**] day basis. Payments made within [**] days of invoicing shall be subject to a [**] percent ([**]%) discount on the total amount due. Payments made more than [**] days after the stated term will be subject to a past due service charge of [**] percent ([**]%) per month (or the highest rate permitted by applicable law, whichever is less), except for any portion of an invoice disputed by Customer in good faith. If Customer fails to pay any portion of its undisputed balance within [**] days of the date of the invoice, NxStage may, at its option, terminate this Agreement upon [**] days written notice and Customer’s failure to cure such payment default within such [**] days. Any invoice dispute must be made by Customer in good faith. Customer must notify NxStage of any invoice disputes in writing within [**] days of its receipt of an invoice, and the parties shall use all commercially reasonable efforts to resolve any billing disputes within [**] days. Any invoice subject to a good faith dispute shall not be subject to the past due service charge of [**] percent ([**]%) per month (or the highest rate permitted by applicable law, whichever is less).
7. DISCOUNTS AND REBATES
Discounts and rebates earned under this Agreement are “Discounts or Other Reductions in Price” to Customer under 42 U.S.C. §1320a-7b(b)(3)(A) of the Social Security Act, and shall be properly reported by Customer on applicable Medicare and Medicaid claims and cost reports. Customer will retain a copy of this Agreement and all related notices and communications from NxStage, together with invoices hereunder (which will indicate that a discount or end of period rebate may apply) and permit agents of the U.S. Department of Health and Human Services or any state Medicaid agency access to such records upon request. In order to assist Customer’s compliance with any such obligations, NxStage shall fully and accurately report all discounts, if any, on the invoices or statements submitted to Customer; or where the value of a discount is not known at the time of sale, NxStage shall fully and accurately report the existence of the discount program on the invoices or statements submitted to Customer and when the value of the discount becomes known, provide Customer with documentation of the calculation of the discount identifying the specific goods or services purchased to which the discount will be applied. At Customer’s reasonable request, NxStage shall also use commercially reasonable efforts to provide to Customer any other information that Customer may request that is necessary for Customer to obtain in order to comply with any such obligations.
8. TAXES
The Purchase Price for each Product does not include sales, use, excise or similar taxes. Customer agrees to pay promptly any and all applicable sales, use, excise or similar taxes, assessments or other charges levied or assessed on or with respect to the acquisition, possession,

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or use of any of the Products, and shall reimburse NxStage if NxStage has paid such taxes, excluding, however, any taxes on or measured by NxStage’s income.
9. RETURNED GOODS
     (a) Return Goods Policy. This returned goods policy set forth in this Section 9 is intended to address shipment errors and over-ordering of Products. Returns of damaged or defective Products are handled as set forth under Schedule C – Warranty; Service; and Recalls. Returns of Monthly Dialysis Supplies caused by a discontinuation of patient therapy are covered in Section 10 “Discontinuation of Therapy and Missed Treatments”. Returns of rented Systems, at the end of their applicable rental period are covered in Section 9(c) below. No credit will be issued for unauthorized returns. Product which is not damaged or defective, may only be returned as described in this Section 9, and only after Customer or the applicable Authorized Customer Location has obtained a return authorization number from NxStage’s customer service department.
     (b) Return of Purchased Products. Customer shall receive full credit, and NxStage shall pay for all returned goods shipping charges, for Products shipped in error by NxStage, so long as such Products (i) are returned in their original carton with original labels within [**] days of shipment (no resealed or partial cases), (ii) are in a condition for restocking and resale, and (iii) are accompanied by a copy of the NxStage packing list. Customer shall receive [**]% credit ([**]% restocking fee) and Customer shall pay for all return shipping charges, for any returns due to over-ordering of Products (other than Excluded Products (as defined below)), so long as such Products: (A) are returned in their unopened carton with original labels within [**] days of shipment (no resealed or partial cases), (B) are in condition for restocking and resale, and (C) have at least [**] months remaining shelf life. The following Products may not be returned:
•	Products which are currently not in production;

•	Special Customer specification Products; or

•	Products not shipped to an applicable Authorized Customer Location by NxStage and not billed to Customer by NxStage (collectively, the “Excluded Products”).
     (c) Return of Rented Products during the Term. If requested by NxStage during the Term, rented System Ones shall be returned to NxStage within [**] days after the end of the agreed upon rental term, or upon permanent discontinuation of patient therapy. If rented Systems are requested to be returned during the Term, but are not returned within such [**] day period, Customer shall be charged an additional fee of $[**] per System per month until each such System is returned to NxStage. If a System is rented for more than [**] months, NxStage shall bear all related shipping charges to return such rented Systems, otherwise, Customer shall bear all related shipping charges to return such rented Systems. Customer shall be responsible for any damage incurred in connection with the return of rented Systems, as set forth in Section 13 below. If NxStage does not request return of a rented System One during the Term, the additional fee of $[**] shall be waived and Customer shall renew the rental of the System as soon as a patient in the service area where the System is stored is in need of such System during the Term. NxStage’s failure to request return of any rented System at the end of the agreed upon rental term, or upon permanent discontinuation of patient therapy, shall not preclude NxStage from later requesting such return.

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10. DISCONTINUATION OF THERAPY AND MISSED TREATMENTS
     (a) Billing of Monthly Dialysis Supplies. Monthly Dialysis Supplies are billed on a monthly basis, by calendar month at the start of each month. The monthly billing amount will be adjusted only (i) during the first month of therapy (to account for the portion of the month prior to a patient’s therapy start date) or (ii) in the event of a documented hospitalization leading to missed NxStage therapy treatments. Except as otherwise provided in this Section 10 with respect to retrieved Monthly Dialysis Supplies, no credit shall be given for permanent discontinuation of therapy or for missed treatments, other than documented hospitalizations, for any reason, including missed treatments due to patient noncompliance with prescribed treatment schedules. NxStage shall use its reasonable efforts to notify the applicable Authorized Customer Location in the event NxStage becomes aware of a specific Patient Noncompliance Event through monthly customer service inventory calls with patients. Notwithstanding any of the foregoing, Customer understands and agrees that NxStage does not represent to the completeness or the accuracy of the information so provided regarding any Patient Noncompliance Event at any time hereunder.
     (b) Pro-Rated Credits for Documented Hospitalization. In the event of a documented hospitalization of any Authorized Customer Location patient, NxStage will allow a pro-rated credit against future payments equal to [**] of the applicable Monthly Dialysis Supplies price per documented missed treatment day for each such Authorized Customer Location patient during the month of hospitalization, provided that such pro-rated credit shall be adjusted in good faith by NxStage for any such Authorized Customer Location patient that is treated under a different treatment schedule. Any subsequent monthly shipments from NxStage shall be adjusted appropriately to account for any such missed days of therapy due to a documented hospitalization. Documentation of hospitalizations must be provided to NxStage within [**] days of the hospitalization in order to be eligible for such a pro-rated credit.
     (c) Discontinuation of Patient Therapy. All purchased NxStage Monthly Dialysis Supplies are the property of Customer or the applicable Authorized Customer Location. It is Customer’s responsibility to retrieve any unused Monthly Dialysis Supplies in the event of a permanent discontinuation of patient therapy. No credit will be issued for any Monthly Dialysis Supplies retrieved by Customer that have not been invoiced. Monthly Dialysis Supplies retrieved that have not yet been invoiced must either: (i) be returned to NxStage, at NxStage’s expense or (ii) used by the Authorized Customer Locations. Once retrieved Monthly Dialysis Supplies are assigned for use, NxStage shall invoice Customer for such Monthly Dialysis Supplies, and adjust subsequent deliveries of such Monthly Dialysis Supplies. If retrieved Monthly Dialysis Supplies were invoiced, NxStage will apply, at Customer’s request, a credit against future Monthly Dialysis Supplies orders, as set forth in Patient Prescription Monthly Standing Orders, if the retrieved Monthly Dialysis Supplies are: (A) used for a future patient, (B) unexpired, and (C) consistent with the future patient’s prescription. The amount of the credit applied shall be based upon the number of treatments that can be fully performed with such retrieved Monthly Dialysis Supplies. To assist NxStage in documenting such credits, Customer shall notify NxStage of all permanent patient discontinuations from NxStage therapy within [**] calendar days of such discontinuations, and shall also confirm with NxStage the quantity of all Monthly Dialysis Supplies retrieved following any such discontinuations. In the event NxStage ships a monthly standing order of Monthly Dialysis Supplies to a patient following a permanent

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discontinuation of NxStage therapy due solely to reasons of death or transplant, and before NxStage receives notice of such discontinuation due to death or transplant, NxStage shall retrieve such Monthly Dialysis Supplies, at its own expense, provided that NxStage is notified of the discontinuation due to death or transplant within [**] days as set forth in this Section 10(c).
     (d) Alternate Terms. If, during the Term, NxStage contractually agrees with any other customer purchasing NxStage home hemodialysis products to either (i) provide credits for missed treatments due to home patients’ noncompliance with prescribed treatment frequency and/or discontinuation of therapy, or (ii) allow for the purchase of Monthly Dialysis Supplies for use with the System One or any successor product on a non-monthly or non-bundled basis for use by home hemodialysis patients (it being understood that home hemodialysis patients shall not include, for purposes of this Agreement, patients treated in a self-care setting outside of the home or patients treated in a nursing home setting), NxStage shall promptly offer such credit, non-monthly, or non-bundled purchase terms, on a prospective basis, to Customer on terms consistent with those credit, non-monthly, or non-bundled purchase terms then offered to other NxStage customers; provided that such terms, if accepted by Customer, shall in no way alter the other provisions hereof; and provided further that such terms shall only be offered to Customer in an amount equal to the number of patients of such other NxStage customer then covered by such credit, non-monthly, or non-bundled purchase terms. In addition, if during the Term, NxStage contractually agrees with any other customer to allow for the purchase of Monthly Dialysis Supplies for use with the System One or any successor product on a non-monthly or non-bundled basis for use by patients treated in a self-care setting outside of the home or to patients treated in a nursing home setting, NxStage shall promptly offer such non-monthly or non-bundled purchase terms, on a prospective basis, to Customer on terms consistent with those non-monthly or non-bundled purchase terms then offered to other NxStage customers; provided that such terms, if accepted by Customer, shall in no way alter the other provisions hereof; and provided further that such terms shall only be offered to Customer in an amount equal to the number of patients treated in a self-care setting outside of the home or in a nursing home setting of such other NxStage customer then covered by such non-monthly or non-bundled purchase terms.
11. TITLE TO PRODUCTS
     (a) Title to Rented/Loaned Products. NxStage will retain title to any Products that have previously been, or are subsequently provided, on a rental or no charge basis (including Products previously rented, but for which rental payments are no longer being made by Customer due to discontinuation of patient therapy) (collectively, “Rented/Loaned Products”) to Customer or any Authorized Customer Location, or any of their respective patients. Upon NxStage’s request, Customer will execute a financing statement as provided under the Uniform Commercial Code to permit NxStage to perfect a security interest in any Rented/Loaned Products.
     (b) Return of Rented/Loaned Products upon Expiration or Earlier Termination. Upon the expiration or earlier termination of this Agreement for any reason, Customer will contact NxStage customer service to arrange for the return of all such Rented/Loaned Products, according to NxStage product return procedures. If a Rented/Loaned Product has been rented by any Authorized Customer Location, or loaned to any Authorized Customer Location, for more

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than [**] months, NxStage shall bear all related return shipping charges for the return of such Rented/Loaned Product, otherwise Customer shall bear all related return shipping charges for the return of such Rented/Loaned Product. Customer shall be responsible for any damage incurred in connection with the return of Rented/Loaned Products, as set forth in Section 13 below. For each Rented/Loaned Product which is not returned to NxStage within [**] days of the expiration or earlier termination of this Agreement for any reason, Customer shall pay to NxStage each month following such [**] day period until each piece of such Rented/Loaned Product is returned to, and received by, NxStage, the applicable rental fee set forth on Schedule B-3 plus [**] percent ([**]%); provided that any Rented/Loaned Product not returned to, and received by, NxStage within [**] days of the expiration or earlier termination of this Agreement for any reason must be immediately purchased by Customer at the applicable purchase price set forth on Schedule B-3 less a [**] credit for each such Rented/Loaned Product equal to [**] percent ([**]%) of all [**].
     (c) Return of Loaned Products During the Term. During the Term, Customer or any Authorized Customer Location, will upon NxStage’s request, return any Product loaned to Customer or any Authorized Customer Location (a “Loaned Product”) (including any Loaned Products provided to Customer or any Authorized Customer Location prior to the Effective Date), within [**] days of NxStage’s request to return such Loaned Product. Any Loaned Product not returned within [**] days of NxStage’s request during the Term shall be deemed rented by Customer at the applicable rental fee set forth on Schedule B-3 each month during the Term until such Loaned Product is returned to NxStage.
     (d) Title to Purchased Products. Customer shall have good and marketable title to all Products purchased under this Agreement.
12. REPRESENTATIONS, WARRANTIES AND COVENANTS OF NXSTAGE
NxStage hereby represents and warrants to Customer as follows:
     (a) No Liability for Indirect/Consequential Damages. Except as provided in this Section 12, all Products are provided by NxStage to Customer and the Authorized Customer Locations “AS IS” AND NO EXPRESS OR IMPLIED WARRANTY EXISTS FOR ANY OF THE PRODUCTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL NXSTAGE BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR OTHER INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES AND/OR SUPPLY OF ANY PRODUCTS HEREUNDER.
     (b) Product Warranty. For a period of [**] following the date of delivery of any Product by NxStage to Customer or any Authorized Customer Location, as applicable, NxStage warrants that each Product (i) shall be free from defects in material and workmanship when

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delivered, and (ii) is fit for the purposes and indications described in each such Product’s Operator’s Manual and package inserts when used in accordance with the instructions for use provided in such Operator’s Manual and package inserts. Unless such Products are used in accordance with such instructions and indications, the warranty in this Section 12(b) shall be void and of no force and effect. Except as otherwise described at the end of this Section 12, the warranties are not assignable or transferable.
     (c) Product Warranty Remedy. EXCEPT AS PROVIDED IN THIS SECTION 12(C), NXSTAGE’S SOLE OBLIGATION AND CUSTOMER’S SOLE REMEDY FOR BREACH OF THE WARRANTY SET FORTH IN SECTION 12(B) OF THIS AGREEMENT SHALL BE LIMITED TO PRODUCT REPAIR OR REPLACEMENT, AT NXSTAGE’S OPTION AND EXPENSE, CONSISTENT WITH THE TERMS SET FORTH UNDER SECTION 2 “SERVICE” OF SCHEDULE C. ALL WARRANTIES UNDER SECTION 12(B) OF THIS AGREEMENT SHALL BE VOIDED IF (i) the Product has been repaired by persons other than NxStage personnel or its authorized representatives, (ii) the replacement or repair is required due to the misuse or abuse of the Product, as determined by NxStage, in its reasonable discretion, (iii) the Cycler or Warmer is used with non- NxStage sets, (iv) the replacement or repair is required for reasons other than defects in materials and workmanship or, in the case of equipment, normal wear and tear, as determined by NxStage, in its reasonable discretion, or (v) the Product is not used in accordance with its instructions for use, as determined by NxStage, in its reasonable discretion.
     (d) Product Infringement. If any Authorized Customer Location is enjoined by an order of a court of law from using any purchased Cycler or PureFlow SL in the United States for its intended use and consistent with its then-current user’s guide for a period of [**] consecutive months (for purposes hereof, a purchased Cycler or PureFlow SL shall not be unusable if it can be used with other non-NxStage products, consistent with then-current product labeling), due to the infringement by such purchased Cycler or PureFlow SL of the intellectual property rights of a third party, and NxStage is unable prior to the expiration of such [**] month period to obtain a valid license to use such intellectual property or reengineer such purchased Cycler or PureFlow SL to eliminate any such infringement, NxStage shall be obligated to pay Customer actual damages within [**] days of the expiration of such [**] month period (with the amount of such damages to be mutually agreed to by the parties in good faith, up to the amount of Customer’s and the Authorized Customer Locations’ then-current [**] for the purchased Cycler or PureFlow SL which the Authorized Customer Locations have been enjoined from using for [**] consecutive months (measured as of the date of such injunction); provided such [**] is calculated in good faith and in accordance with generally accepted accounting standards). NxStage’s obligation to make any payment pursuant to this Section 12(d) may be accelerated to the date of filing of a voluntary or involuntary bankruptcy proceeding with respect to NxStage or the date NxStage refunds, all or any significant portion of, the purchase price of any Cycler or PureFlow SLs that have been the subject of such an injunction (and where such refund is specifically provided solely in connection with, and due to, such an injunction) to any other customer, or group of customers that has purchased such Cycler or PureFlow SLs for the treatment of chronic home hemodialysis patients (it being understood that Customer’s right to damages hereunder shall not be so accelerated if such refund involves no more than [**] Systems in the aggregate across all other chronic NxStage customers). No other remedy shall be provided to Customer or

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the Authorized Customer Locations in connection with intellectual property claims hereunder, except as set forth in Section 22 of this Agreement.
     (e) Title and Expired Product. NxStage warrants that at the time of transfer of title to a Product to Customer, Customer shall possess good and marketable title to such Product, free and clear of any and all liens and encumbrances, except those created by this Agreement and will convey to Customer good and marketable title to such Product. In addition, NxStage expressly warrants that it will not ship to any Authorized Customer Location expired Product or Product with less than [**] months’ remaining shelf life; provided that NxStage may from time to time request that an Authorized Customer Location accept delivery of Products with fewer months of remaining shelf life, and any such Authorized Customer Location agrees to not unreasonably withhold its consent to accept such deliveries.
All warranties granted or assigned under this Section 12 will continue in full force and effect notwithstanding transfer of title to any Product to or by Customer or any Authorized Customer Location to any other Authorized Customer Location. All warranties granted under this Agreement shall survive inspection, acceptance and payment of the Products.
13. RISK OF LOSS (only for items to which NxStage retains title)
Customer is entirely responsible for any loss of or damage to the System One(s) or any other equipment rented or loaned hereunder from whatever causes, except for normal wear and tear and defects in materials and workmanship (an “Uncovered Loss”). Customer will promptly notify NxStage of any loss or damage to any such devices. If NxStage determines that a device which has an Uncovered Loss is repairable, Customer will pay NxStage’s cost of repair or replacement and NxStage will either repair the damaged device or replace it with another device in good working order, which may or may not be new. If NxStage determines that a device, which has an Uncovered Loss, is not repairable, Customer will pay NxStage the price of such device as set forth in Schedule B-3, less appropriate adjustments to be reasonably agreed upon by the parties hereto to reflect the period of time such device has been in use by the applicable Authorized Customer Location, and return the damaged device to NxStage, and NxStage upon receipt of such returned device will provide a replacement device in good working order so that treatments may be continued under this Agreement. If a rented or loaned device is lost or stolen, Customer shall pay NxStage the price of such device as set forth in Schedule B-3, less appropriate adjustments to be reasonably agreed upon by the parties to reflect the period of time such device has been in use by the applicable Authorized Customer Location, and NxStage shall provide Customer with a replacement device in good working order, which may or may not be new.
14. TRAINING
Customer agrees to:
•	Select [**] and use reasonable efforts to select at least [**] staff members at each new Authorized Customer Location to serve as Customer’s expert users of the Products and trainer of subsequent staff at such new Authorized Customer Location. Notwithstanding the foregoing, NxStage understands that in some of

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the Authorized Customer Locations it may be necessary or desirable to select [**] or more than [**] staff members for training, in which case NxStage will use its reasonable efforts to accommodate Customer’s business determination regarding the number of staff that will receive training;
•	Use reasonable efforts to ensure that the staff members selected at each Authorized Customer Location for training with respect to the use of the Products by NxStage are available for the designated training day mutually agreed to by the parties and in-servicing at the startup of such Authorized Customer Location; and

•	Use reasonable efforts to have at least [**] available for treatment on each of days [**] of the start-up of such Authorized Customer Location.
NxStage agrees to:
•	Provide initial in-service and training at each new Authorized Customer Location for certain staff members at such new Authorized Customer Location designated by such new Authorized Customer Location to NxStage, which training shall be provided over a period of [**] consecutive days (the “Initial Training”); provided that NxStage shall have no obligation to provide such Initial Training unless such Authorized Customer Location has made reasonable efforts to start at least [**] patients during such Initial Training, and NxStage has received at least [**] Patient Prescription Monthly Standing Orders from such Authorized Customer Location before Initial Training starts. Notwithstanding the foregoing, NxStage understands that in limited circumstances it may be necessary or desirable for an Authorized Customer Location to initiate Initial Training with [**] initial patient and NxStage will use reasonable efforts to accommodate such Authorized Customer Location in such limited circumstances;

•	Make a NxStage clinical specialist reasonably available, whether in person or on-call by telephone (as determined by NxStage), for [**] additional days while treatments are being provided to provide additional training support and assistance;

•	Provide 24/7 clinical and technical assistance by telephone;

•	Provide additional training at Customer’s request for $[**]/day, plus reasonable travel and lodging expenses; and

•	Provide a “Training Package” of [**] cartridges to be used during the start-up of each Authorized Customer Location to familiarize each such Authorized Customer Location with the System and its operation during the Initial Training.
In lieu of such in-service and training from NxStage, Customer may elect to train its own staff at Authorized Customer Locations, subject to the provisions of the paragraph headed “Site Startup/Additional Sites” on Schedule B-3 attached hereto.

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15. CUSTOMER SERVICE
NxStage’s customer service department is available from 8am through 5pm EST, Monday through Friday to support Customer’s and each Authorized Customer Locations’ product ordering needs. NxStage will provide 24/7 technical support for each Authorized Customer Locations’ Product servicing needs. Clinical and technical questions raised by any Authorized Customer Locations’ patients with NxStage’s customer service department will be referred, if possible, to the applicable Authorized Customer Location, to ensure consistency in patient care and adherence with Customer’s policies and procedures. NxStage understands that Customer may, in the future, elect to staff its own call center to directly handle patient inquiries. Customer understands that nothing herein shall prevent NxStage from making communications directly to any Authorized Customer Locations’ patients regarding matters related to the Products.
16. ACCESS TO EQUIPMENT DATA; LICENSE TO CYCLER LOG FILES
     (a) NxStage Ownership of Access to Cycler Log Files. The System One may have an internal computer that records all System operations, such as alarms and Cycler control panel touches, as such computer may be upgraded, improved or redeveloped from time to time for similar functional purposes (such computer records hereinafter referred to as the “Cycler Log Files”). Customer agrees that, even with purchased Cyclers, the Cycler Log Files and the computer containing them, are the property of NxStage (so long as such computer is not necessary for the normal operations of the System One). Customer and the Authorized Customer Locations further agree not to tamper with or destroy the Cycler Log Files or the computer containing them, and to use reasonable efforts to make available such Cycler Log Files and the computer containing them to NxStage at reasonable times within [**] hours of NxStage’s request. NxStage shall keep all information in the Cycler Log Files confidential and shall use it for continued product improvement and service.
     (b) Additional Covenants Regarding Cycler Log Files. For so long as Systems are in use by the Authorized Customer Locations for the treatment of chronic home hemodialysis patients, NxStage hereby grants to Customer an irrevocable license to access and use the treatment specific data (e.g., flow rates, treatment times, alarms) contained in all Cycler Log Files created in connection with the treatment of all of the Authorized Customer Locations’ patients using the System One; provided that NxStage shall have no obligation to summarize such data or otherwise manipulate such data on Customer’s behalf; and provided further that NxStage shall have no obligation to service the computer generating such Cycler Log Files beyond [**] years after the original System purchase date. Customer understands that such data is not automatically transmitted from Cyclers to NxStage and that Customer and the Authorized Customer Locations are responsible for ensuring the transmittal of such data to NxStage. Customer further understands that NxStage cannot guarantee the completeness of such data, as the same may be impacted by power outages, improper connections between the Cycler and the computer that records the Cycler Log Files, or other disruptions in Cycler or computer operations. Customer acknowledges and agrees that it has no expectation that the Cycler Log File information will be analyzed by NxStage. Customer understands that the Cycler Log Files do not presently capture patient clinical data, which is defined to mean patient physiologic parameters such as blood pressure, heart rate, URR, and Kt/Vs) (the “Patient Clinical Data”). NxStage agrees that all of the Patient Clinical Data shall be the property of Customer but that

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NxStage may continue to use such data learned by NxStage in the ordinary course of its business for complaint investigations, product improvements and service.
     (c) License of Cycler Log Files to Customer. Subject to the terms and conditions of this Agreement, NxStage hereby grants to Customer a perpetual, non-transferable, non-assignable license, with the ability to sublicense to a [**] (as defined below), to access the Cycler Log Files contained in Cyclers purchased or rented by Customer and to use the Cycler Log File Decoding Document, a copy of which is attached as Exhibit A hereto, and any updates thereto, provided by NxStage as needed to further Customer’s [**] of a [**] to be used solely and exclusively by Customer to electronically aggregate and communicate [**] (as defined below) from the System One, and upon reasonable written request, selected additional information currently recorded in such Cycler Log Files (provided that NxStage consents thereto in writing prior to any use of such selected additional information, which consent shall not be unreasonably withheld; and provided further that such selected additional information shall be the confidential information of NxStage (subject to the confidentiality obligations between the parties)) [**], and such [**] referred to as the “[**]”). NxStage further agrees that Customer may provide this information to any third party [**] contracted by Customer to assist Customer in the [**] and/or manufacture of a [**] (a “[**]”) upon completion of the [**] provided that (i) [**] is contractually obligated to maintain the confidentiality of any confidential information provided by Customer, (ii) Customer shall designate the Cycler Log File Decoding Document as confidential information subject to the confidentiality obligations between the parties, and (iii) to Customer’s knowledge, [**] has not, otherwise (A) [**] marketed, or commercialized a renal replacement system or any component thereof, or (B) collaborated in or performed any part of the [**] of a renal replacement system or any component thereof on behalf of a third party (except for [**], if any), and shall be precluded from such [**], marketing, or commercialization during the period any such [**] is assisting Customer in the [**], manufacture and/or commercialization of the final approved prototype by Customer of the [**] and for a period of [**] after the [**] of the final approved prototype by Customer of the [**], if any. NxStage further agrees to promptly provide to Customer (with the ability to use and sublicense as provided herein), all updates to the Cycler Log File Decoding Document as the Cycler Log File, file format and corresponding code is updated or otherwise modified from time to time during the Term. For purposes hereof, “[**] under this Agreement.
     (d) Ownership of the[**]. As between the parties, NxStage agrees that the [**] and the [**] shall be the sole intellectual property of Customer with no limitation on its use, commercially or otherwise, except as provided in Section 16(c) above. Notwithstanding the foregoing, Customer agrees, and will cause any [**] to agree, that no intellectual property arising from the [**] or pertaining to the [**] shall in any way prevent NxStage or its affiliates, agents or representatives from [**] and commercializing another [**] and related technology. It is further understood, without limiting the foregoing, that neither Customer nor any [**] nor any of their respective affiliates, agents or representatives shall seek to obtain license fees, damages or equitable remedies against NxStage or its affiliates, customers, manufacturers, distributors, agents or representatives relating to such intellectual property or any infringement thereof. Likewise, neither NxStage nor any of its affiliates, agents or representatives, including any [**] or manufacturer working with

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NxStage on [**] and/or commercializing another [**] and related technology, shall seek to obtain license fees, damages or equitable remedies against Customer and/or any of its affiliates, customers, manufacturers, distributors, agents or representatives relating to such intellectual property or any infringement thereof. Nothing herein shall be construed to prevent NxStage from asserting or enforcing any of its intellectual property against [**], manufacturers, and/or distributors of systems and devices that perform extracorporeal blood treatment.
17. FORCE MAJEURE
Neither NxStage nor Customer will be liable for any failure to perform under this Agreement, including any failure or delay in delivering Products, that is caused by any event or condition not within the control of either party which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder, such as an act of government, war or related actions, raw materials shortages, interruptions in transportation, civil insurrection, riot, sabotage, strike, epidemic, fire, flood, windstorm, or similar event (hereinafter referred to as an event of “Force Majeure”). If an event of Force Majeure occurs, NxStage shall allocate Products and training capacity to the Authorized Customer Locations on a first-priority basis consistent with Customer’s and the Authorized Customer Locations’ then-current share of NxStage’s equipment field base that has been purchased, and consistent with the then-effected prescription items included in Customer’s and each Authorized Customer Locations’ Monthly Dialysis Supplies orders.
18. CONFIDENTIALITY
Prior to entering into this Agreement, NxStage and Customer entered into a Confidential Disclosure Agreement effective February 4, 2004, as amended effective October 19, 2004, and as may be revised from time to time upon written agreement between the parties (collectively referred to as the “CDA”). NxStage and Customer represent and warrant that the CDA shall be effective throughout the Term, and that the obligations of the parties to protect the confidentiality of the Confidential Information (as defined in the CDA) shall survive for a period of [**] years from the date of termination of this Agreement or the date of the last disclosure of Confidential Information, whichever is later. Each party also represents and warrants that throughout the Term said party shall be and shall remain in compliance with all provisions of the CDA. Customer agrees that the CDA shall not apply to the purchase and delivery of any Products in the ordinary course of business pursuant to the terms and conditions of this Agreement; provided that to the extent any Confidential Information is exchanged between the parties in connection with the purchase and delivery of any Products pursuant to the terms and conditions hereof, the CDA shall apply to any and all such Confidential Information.
19. USE OF NAME
Notwithstanding the provisions of Section 18, NxStage may refer to Customer as a “customer” without Customer’s prior written consent and Customer may refer to NxStage as a “supplier” without NxStage’s prior written consent. Both parties must obtain the other’s prior written consent to use the other party’s name in promotional materials.

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20. COMPLIANCE WITH LAWS
Each party represents and warrants that throughout the Term said party shall be and shall remain in compliance with all applicable federal, state, and local laws, except to the extent that any noncompliance would not have a material adverse effect on such party’s ability to perform under this Agreement.
21. INSURANCE
NxStage shall, during the Term and for a period of six (6) years following the termination or expiration of this Agreement, maintain product liability insurance for the Products. The insurance must have minimum limits of at least five million dollars ($5,000,000) per occurrence.
NxStage shall, during the Term and for a period of three (3) years following the termination or expiration of this Agreement, maintain comprehensive general liability insurance and broad form contractual liability insurance to cover claims related to its premises and operations, personal injuries, property damage and independent contractors. The insurance must have minimum limits of at least one million dollars ($1,000,000) per occurrence.
Simultaneously with the execution of this Agreement, NxStage shall provide to Customer certificates of insurance, issued by a company or companies reasonably acceptable to Customer, evidencing the existence of the insurance required to be maintained pursuant to this Section 21 and providing that Customer is an additional insured under such policies. NxStage agrees to provide at least thirty (30) days notice of the expiration or cancellation of any insurance required by this Section 21. Any limits on NxStage’s insurance coverage shall not be construed to create a limit on its liability with respect to any of its obligations hereunder.
22. INDEMNIFICATION
     (a) Indemnification of Customer. NxStage agrees to indemnify, defend and hold harmless Customer and its affiliates and each of their respective officers, directors, employees, agents, successors and assigns (each, a “Customer Indemnity”) from any and all third party claims, demands, actions, losses, proceedings, expenses, damages, liabilities, costs, expenses (including reasonable attorney’s fees and costs) and judgments (collectively, “Losses”) arising out of (i) any injury or damage caused by any design or manufacturing defect of the Products covered under this Agreement when such Products are used in accordance with NxStage User’s Guides and package inserts, (ii) the negligent acts or omissions of NxStage or its employees or agents, (iii) any claim or allegation that the use of the Products in accordance with the terms of this Agreement and with then-current Product user’s guides or instructions for use infringes upon any United States intellectual property right of any third party, and (iv) any breach by NxStage of its representations, warranties and covenants hereunder; provided in each case that such indemnity shall not apply to the extent any Loss arises out of the negligence or willful misconduct of any Customer Indemnity or its patients.
     (b) Indemnification of NxStage. Customer agrees to indemnify, defend and hold harmless NxStage and its affiliates and each of their respective officers, directors, employees, agents, successors and assigns (each, a “NxStage Indemnity”) from any and all third party Losses arising out of (i) the negligent acts or omissions of Customer or its employees or agents or (ii)

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any breach by Customer of its representations, warranties and covenants hereunder; provided in each case that such indemnity shall not apply to the extent any Loss arises out of the negligence or willful misconduct of any NxStage Indemnity.
23. NOTICES
All notices required or permitted to be given hereunder shall, unless expressly provided otherwise, be in writing, properly addressed, and delivered by hand, certified or registered mail, postage prepaid, or overnight courier with instructions for overnight delivery, to the parties at their notice address set forth in this Agreement. A notice will be deemed effective as indicated: (a) if in writing and delivered in person, on the date it is delivered, or one day following delivery to an overnight courier with instructions for overnight delivery; or (b) if sent by certified or registered mail (airmail if overseas) (return receipt requested) five (5) days after deposit in the US mails. NxStage or Customer may change its notice address by providing notice thereof in accordance with this Section 23.
Notices should be sent to the following addresses:
DaVita Inc.
Vice President Purchasing
15253 Bake Parkway
Irvine, CA 92618
With a copy to DaVita General Counsel at the following address:
DaVita Inc.
General Counsel
601 Hawaii Street
El Segundo, CA 90245
NxStage Medical, Inc.
Senior Vice President, Commercial Operations
439 South Union Street, 5th Floor
Lawrence, MA 01843
With a copy to NxStage’s General Counsel at the same address.
24. OPEN RECORDS
To the extent required by §1861(v)(1)(I) of the Social Security Act, the parties will allow (and will ensure that their agents and contractors allow) the U.S. Department of Health and Human Services, the U.S. Comptroller General and their duly authorized representatives, access to this Agreement and related invoices necessary to verify the nature and extent of costs incurred.
25. TERMINATION
If one of the parties hereto becomes the subject of bankruptcy proceedings, becomes operated by a receiver, makes an assignment for the benefit of creditors, or loses its eligibility to bill for

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services under the Medicare or Medicaid programs, then the other party hereto, may, at its option, terminate this Agreement. In addition, except as otherwise provided herein, either party hereto may terminate this Agreement as follows: (a) [**] in the event of a breach by the other party hereto of any of its covenants and obligations set forth in Section 18 of this Agreement; or (b) upon [**] days prior written notice to the other party hereto, in the event of a breach, as determined by the non-breaching party in its reasonable discretion, by the other party of any representation, warranty, covenant or obligation of the other party hereto contained in this Agreement (other than the covenants and obligations set forth in Section 18 of this Agreement), and the other party hereto fails to cure such breach within [**] days following the date of such notice. Upon termination, NxStage shall be obligated to continue to sell to Customer and each Authorized Customer Location Monthly Dialysis Supplies at pricing and on terms consistent with those provided by NxStage to its other customers buying similar quantities as Customer and the Authorized Customer Locations in the aggregate, for so long as the Authorized Customer Locations have patients using the System One for chronic home hemodialysis therapy, up to a maximum of [**] years from the original purchase date of each System One. Termination of this Agreement will not release either party hereto from any liability or obligation which, at the time of such termination, has already accrued or which thereafter may accrue in respect to any act or omission of any party hereto prior to such termination, nor will any such termination affect in any way the survival of any right, duty or obligation of any party hereto, which is expressly stated elsewhere in this Agreement to survive the termination.
26. LIMITATION OF LIABILITY
In no event will NxStage’s total liability to Customer and the Authorized Customer Locations collectively under this Agreement, including all Schedules hereto, exceed Customer’s and the Authorized Customer Locations’ then current [**] for purchased Systems (measured at the time the payment owed by NxStage to Customer and the Authorized Customer Locations hereunder is definitively ascertained); provided that such [**] is calculated in good faith and in accordance with generally accepted accounting standards.
27. ENTIRE AGREEMENT, AMENDMENT, ASSIGNMENT AND GOVERNING LAW
This Agreement and the Schedules and Exhibits referred to in this Agreement contain the entire agreement between NxStage and Customer relating to the subject matter hereof and supersede and replace all prior negotiations, representations, warranties, correspondence and covenants of the parties not set forth in this Agreement, including the Original Agreement. Any conflicting or additional terms contained in any purchase order or other document submitted by Customer shall not be valid unless signed by the Chief Financial Officer or Chief Executive Officer of NxStage. Any amendment to this Agreement shall only be effective if agreed to in writing by a duly authorized officer of both parties and referencing an intent to amend this Agreement, and in the case of NxStage, if signed by the Chief Financial Officer or Chief Executive Officer of NxStage. This Agreement will be governed by the laws of the State of Delaware, without regard to its conflicts of laws principles and may not be assigned in whole or in part by either party without prior written consent of the other, except that if NxStage consents to any transfer of Products by Customer to a third party pursuant to the terms of Section 4 above, such third party shall have the right (a) to continue to receive service for the System One(s) transferred by Customer on terms

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consistent with the terms set forth in Schedule C hereof, and (b) to continue to purchase Monthly Dialysis Supplies at pricing and on terms consistent with those provided to other NxStage customers buying similar quantities, for so long as such third party has patients using the transferred System One(s) for chronic home hemodialysis therapy. Except with respect to such rights, such third party shall have no other rights hereunder. Notwithstanding the above, this Agreement shall survive a change-in-control of either party, or the sale of substantially all of the business related to this Agreement by either party, and may be assigned by Customer or NxStage to any of its affiliates; provided that as a condition to such an assignment, this Agreement shall be guaranteed by Customer or NxStage respectively. Those provisions which are intended to survive the termination of this Agreement, including Sections 4, 6, 7, 8, 9, 11, 12, 13, and 16 through 36 shall survive termination. Nothing in this Agreement is intended or shall be construed to confer upon any individual or entity other than NxStage and Customer and their respective successors and assigns, any remedy or claim under or by reason of this Agreement of any term, covenant or condition hereof, as a third party beneficiary or otherwise other than any individual or entity entitled to indemnification under Section 22 of this Agreement, subject in all cases to the limitation of liability set forth in Section 26 of this Agreement.
28. NO AGENCY OR PARTNERSHIP
Nothing contained in this Agreement, including any Schedule or Exhibit hereto, shall be construed to permit any party hereto or any employee of a party hereto to act as an agent or employee of the other. This Agreement does not create a joint venture or partnership between NxStage and Customer, instead such parties shall be construed as independent contractors.
29. SEVERABILITY
In the event any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, provided however if any such term is an essential element of this Agreement without which either party would not have entered into this Agreement, the parties shall promptly negotiate in good faith a replacement therefor, failing which the Agreement may be terminated by either party.
30. NO WAIVER
No failure or delay on the part of either party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
31. PUBLICITY
No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance written approval thereof by NxStage and Customer. NxStage and Customer agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. NxStage and Customer shall each furnish to the other drafts of all such press releases or announcements prior

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to their release. Nothing contained in this Section 31 shall prevent any party from making any disclosures required under the Securities Exchange Act of 1934 or under the rules and regulations of any national securities exchange on which such party’s shares of capital stock are listed; provided however, that if this Agreement is required to be publicly filed, the party obligated to file shall endeavor in good faith to obtain the consent of the other party hereto with respect to the form of the document to be filed and a request for confidential treatment of all sensitive business terms contained herein.
32. INTERPRETATION; COUNTERPARTS; PDF/FACSIMILE SIGNATURES AND JOINT PREPARATION
All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter as the context requires. The words “include”, “includes” and “including”, and words of similar import, shall be deemed to be followed by the phrase “without limitation”. Unless the context expressly by its terms requires otherwise, (a) any reference to any law herein shall be construed as referring to such law as from time to time enacted, repealed or amended, (b) any reference herein to any individual or entity shall be construed to include such individual’s or entity’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be conferred to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by each of the parties hereto. The parties hereto agree that facsimile or PDF transmission of original signatures shall constitute and be accepted as original signatures. Each party hereto (i) has participated in the preparation of this Agreement; (ii) has read and understands this Agreement; and (iii) has been represented by counsel of its own choice in the negotiation and preparation of this Agreement. Each party hereto represents that this Agreement is executed voluntarily and should not be construed against any party hereto solely because it drafted all or a portion hereof. Customer represents that it has the authority to enter into this Agreement on behalf of all of the Authorized Customer Locations, and that all such Authorized Customer Locations shall be bound by the terms hereof.
33. REMOVAL/DISCONTINUATION OF PRODUCT EVENT
NxStage may not remove or stop providing any Product(s) listed on Schedule B, unless it (a) provides Customer with at least [**] days advance written notice of each such Product(s) it intends on removing from Schedule B or no longer providing, as applicable, and the effective date of such event and (b) removes such Product(s) from [**] of its agreements with its customers or stops providing such Product(s) to all of its customers.

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34. ARBITRATION
Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, shall be finally resolved by confidential binding arbitration. The parties hereto shall mutually select one arbitrator, or if the parties are unable to agree, the American Arbitration Association (the “AAA”) shall select such arbitrator. The arbitration shall be governed by the Commercial Arbitration Rules of the AAA then in effect. The place of arbitration shall be New Castle County, Delaware. The arbitrator’s authority to grant relief shall be subject to the United States Arbitration Act at 9 U.S.C. 1-16 et seq. (the “Arbitration Act”), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Delaware. The arbitrator shall have no power or authority to make awards or issue orders of any kind or amount other than as expressly permitted by this Agreement. The decision of the arbitrator shall follow the plain meaning of the relevant documents. The decision of and award by the arbitrator shall be final, binding and conclusive upon such parties. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. All post award proceedings shall be governed by the Arbitration Act.
35. ADDITIONAL PRODUCTS
Commencing on the Effective Date through April 30, 2013, NxStage shall provide to Customer and the Authorized Customer Locations the right to purchase and/or lease all products manufactured, licensed, sold or distributed by NxStage or any of its affiliates (including products and product lines acquired by NxStage or any of its affiliates as a result of an acquisition, merger or other transaction involving NxStage or any of its affiliates) that: (a) are indicated for the treatment of chronic renal failure in the home setting, (b) are or that become Commercially Available and which are not already covered by this Agreement or by any other agreement, whether written or oral, between the parties, and (c) in the case of products and product lines acquired by NxStage or any of its affiliates as a result of an acquisition, merger or other transaction involving NxStage or any of its affiliates, NxStage is not restricted by the terms of any agreement relating to such acquired products or product lines entered into prior to the acquisition by NxStage or any of its affiliates of such products or product lines, or pursuant to any regulatory order or consent decree, from selling such products and product lines to Customer and the Authorized Customer Locations (such products are collectively referred to as “Additional Products” and individually as an “Additional Product”). NxStage shall endeavor in good faith to include Customer in NxStage’s then-current market release processes for FDA cleared products that are not yet Commercially Available, but which are indicated for the treatment of chronic renal failure in the home setting. NxStage shall include Customer in all of its and its affiliates’ distributions of customer announcements regarding NxStage’s or its affiliates’ current, new or forthcoming Additional Products. NxStage shall offer or cause any of its affiliates to offer any such Additional Product(s) to Customer and the Authorized Customer Locations at a purchase price and on such terms and conditions as are negotiated by NxStage and Customer in good faith. NxStage covenants and agrees that it shall only make an offer for the sale of any Additional Product(s) to Customer’s Vice-President of Clinical Operations, Chief Medical Officer, Vice-President of Purchasing or Vice-President of Home Therapies or equivalent position, and not to any Authorized Customer Location directly. If NxStage or one of its affiliates acquires any Additional Product(s) as a result of an acquisition, merger or other transaction involving NxStage or any of its affiliates with an individual or entity with which Customer or an Authorized Customer Location, as applicable, already has a written purchase or rebate arrangement (a “Prior

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Agreement”), NxStage covenants and agrees that it shall continue to abide by the pricing and rebate provisions of such Prior Agreement or if Customer requests, such Additional Product(s) shall be included in this Agreement on terms to be negotiated and determined by the parties as provided in this Section 35.
36. AUDIT RIGHT
If Customer: (a) disagrees with any computation or statement delivered by NxStage to Customer or (b) wants to ensure NxStage’s compliance with the [**] in Section 3 of Schedule D), Customer may, in the case of the receipt of any computation or statement from NxStage have a nationally recognized independent accounting firm selected by Customer (the “Customer Firm”) audit such computation or statement, at Customer’s sole cost and expense, within [**] days after the receipt of such computation or statement or may, in the case of ensuring NxStage’s compliance with the [**], have the Customer Firm, audit the [**]; provided that Customer must provide NxStage at least [**] days advance written notice of any such audit, and provided further that, Customer shall only have the right to have the Customer Firm audit: (i) the [**] during the Term, (ii) any computations or statements other than the Active NxStage Chronic Patient Census, the Active NxStage Home Patient Census and/or the Total NxStage Home Patient Count [**] during the Term, and (iii) each of the Active NxStage Chronic Patient Census, the Active NxStage Home Patient Census and/or the Total NxStage Home Patient Count [**] during the Term. Any audit of NxStage’s compliance with the [**] (and of the calculation of any [**] in Section 3 of Schedule D) may cover no more than the [**] period prior to any such audit. Customer will direct the Customer Firm to render a determination within [**] days of the commencement of the audit, and NxStage and Customer and each of their respective agents and employees will cooperate with the Customer Firm during its engagement. The Customer Firm shall execute a confidentiality agreement in a form reasonably acceptable to NxStage and Customer. The Customer Firm shall conduct any such audit during NxStage’s normal business hours or at such other times as may be mutually agreed to by the parties. In the event the Customer Firm’s audit in the case of: (A) any computation or statement results in a number different from that set forth in the computation or statement delivered by NxStage to Customer or (B) ensuring compliance with the [**] identifies a failure by NxStage to comply with the [**], Customer shall deliver a written notice (an “Objection Notice”) to NxStage setting forth in detail any and all items of disagreement discovered in connection with any such audit and provide to NxStage a copy of all written materials received by Customer from the Customer Firm in connection with the audit that do not include any Confidential Information. If in the case of any audit of any computation or statement Customer does not deliver an Objection Notice within [**] days of the completion of the audit, the calculations set forth in any such computation or statement delivered by NxStage to Customer shall be deemed final, conclusive and binding on the parties. If in the case of any audit of the [**], Customer does not deliver an Objection Notice within [**] days of the completion of such audit, the [**] for such audited period shall be deemed to have been satisfied. NxStage and Customer will use their commercially reasonable efforts to resolve any disagreements relating to any computation or statement or the [**], but if they do not obtain a final resolution within [**] days after NxStage has received the Objection Notice, then either NxStage or Customer may refer the items in dispute to a nationally recognized independent public accounting firm as to which Customer and NxStage mutually agree (the “Firm”), to resolve any remaining disagreements. NxStage and Customer will direct the Firm to render a determination within [**] days of the commencement of the audit, and

22

NxStage and Customer and each of their respective agents and employees will cooperate with the Firm during its engagement. The determination of the Firm will be conclusive and binding upon NxStage and Customer, and NxStage or Customer, as applicable, will make any payment owed or issue any credit (including the [**]) to the other party pursuant hereto within [**] days of the Firm’s determination. The Firm shall execute a confidentiality agreement in a form reasonably acceptable to NxStage and Customer. NxStage and Customer shall bear that percentage of the fees and expenses of the Firm equal to the proportion of the dollar value of the unresolved disputed issues determined in favor of the other party hereto. NxStage covenants and agrees that in the event it is determined through any audit conducted pursuant to this Section 36 that NxStage is a party to any agreement or arrangement with a third party which includes any of the Products covered by this Agreement that is not in compliance with the [**] (a “Non-Compliant Agreement”) NxStage shall (x) pay to Customer in the form of a credit to be applied against future purchases hereunder, an amount equal to the [**]; provided that in the event any amounts included in the [**] have not been used by Customer within [**] days of the payment of such [**] (the “Credit Balance”), NxStage shall deliver a check to Customer in an amount equal to the Credit Balance within [**] business days of the expiration of such [**] day period; (y) amend any such Non-Compliant Agreement to bring the pricing in such Non-Compliant Agreement into compliance with the [**] as soon as it can be amended per its terms, and (z) pay to Customer any [**] thereafter owed relating to any such Non-Compliant Agreement until such time as such Non-Compliant Agreement is amended per its terms so as to be in compliance with the [**].
[SIGNATURE PAGE FOLLOWS]

23

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective as of the Effective Date.

CUSTOMER: DAVITA INC.
By:	/s/ Dennis L. Kogod
	Name:	Dennis L. Kogod
	Title:	Chief Operating Officer

NXSTAGE: NXSTAGE MEDICAL, INC.
By:	/s/ Jeffrey H. Burbank
	Name:	Jeffrey H. Burbank
	Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDED AND RESTATED NATIONAL SERVICE PROVIDER AGREEMENT]

Exhibit A
Cycler Log File Decoding Document
Draft: 2
Revision: 1
[**]

A total of 17 pages were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
CONFIDENTIAL
This document is the property of NxStage Medical, Inc. and may not be reproduced without the permission of the management of NxStage Medical, Inc.
Exhibit A-1

Exhibit B
Pricing Covenant Calculation
Illustrative Example — SAMPLE CALCULATIONS ONLY
Period XQ 20XX
[**]

A-1

Schedule A
Authorized Customer Locations
[**]
A total of 10 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

A-2

Schedule B
Program and Pricing
Schedule B
(References to Schedule B within the Agreement, include references to
Schedules B-1, B-2, B-3, B-4 and B-5)
Unless otherwise noted in this Schedule B, the pricing for each Product set forth on this Schedule B is only valid for [**] patients of the Authorized Customer Locations for which NxStage has received a Patient Prescription Monthly Standing Order signed by a physician during the Term. This Schedule B sets forth the pricing, discounts, rebates and other payment terms related to the purchase and/or rental of the System One (including Cycler and PureFlow SL, or Cycler, Warmer and Stand, as the case may be), the Monthly Dialysis Supplies, and other related supplies as set forth herein.
Schedule B-1
Chronic Outpatient Therapy
Monthly Dialysis Supplies
     1. Monthly Dialysis Supplies Pricing
The pricing set forth in the table below titled “NxStage Price List — Monthly Dialysis Supply Packages” applies to the purchase of Monthly Dialysis Supplies each month for System One patients of each Authorized Customer Location that have a Patient Prescription Monthly Standing Order. Monthly Dialysis Supplies for each patient of each of the Authorized Customer Locations will be shipped each month to such patient based on the prescribed frequency and the inventory needs of such patient, as reported by such patient to NxStage’s customer service department. As set forth in the table below titled “NxStage Price List — Monthly Dialysis Supply Packages”, the pricing on Customer’s monthly invoice for Monthly Dialysis Supplies will be calculated based on the Active NxStage Chronic Patient Census (as defined below) for each Authorized Customer Location, on a per Authorized Customer Location basis, at the end of the immediately preceding month. For purposes of this Schedule B, “Active NxStage Chronic Patient Census” shall be defined to mean for each Authorized Customer Location, as of the end of each calendar month during the Term, the number of [**] patients at such Authorized Customer Location that have an active Patient Prescription Monthly Standing Order and are then receiving dialysis with the System One. The Active NxStage Chronic Patient Census shall not include patients prescribed to receive therapy with the System One in connection with an evaluation of daily therapy, home therapy or the System One (such as under NxStage’s “Experience the Difference” program). In addition, for purposes of this Schedule B-1 only, the Active NxStage Chronic Patient Census shall not include patients subject to a New Agreement.
The PureFlow SL pricing set forth in the table below titled “NxStage Price List — Monthly Dialysis Supply Packages” is only valid where a patient’s incoming water quality meets panel 1 and panel 2 of the EPA Safe Drinking Water Act. Customer shall provide reasonable evidence of incoming water quality to NxStage upon NxStage’s reasonable request. The PureFlow Express (Bags) pricing set forth in the table below titled “NxStage Price List — Monthly Dialysis

Supply Packages” is only valid for patients within [**] miles of the applicable Authorized Customer Location responsible for that patient’s care. If a patient is more than [**] miles from the applicable Authorized Customer Location responsible for that patient’s care, additional charges to be mutually agreed to by NxStage and Customer may apply.

Schedule B-1 (continued)
Chronic Outpatient Therapy Agreement
Monthly Dialysis Supplies
The table below sets forth the pricing for the Monthly Dialysis Supplies based on each Authorized Customer Locations’ Active NxStage Chronic Patient Census and the prescribed treatment frequency and fluid volume of each such Authorized Customer Locations’ patients. For purposes of the table below, “EOD” means every other day.

NxSTAGE PRICE LIST — MONTHLY DIALYSIS SUPPLY PACKAGES

# Active Patients in Authorized Customer Location
Partner
Part #	Tx Freq & Volume	0 to 10	11 to 20	21 to 34	35 to 50	51 and >
PureFlow SL
PF-20-N-7-SUP	7x week 20L	[****]	[****]	[****]	[****]	[****]
PF-25-N-7-SUP	7x week 25L	[****]	[****]	[****]	[****]	[****]
PF-30-N-7-SUP	7x week 30L	[****]	[****]	[****]	[****]	[****]
PF-17-N-6-5UP	6x week 17L	[****]	[****]	[****]	[****]	[****]
PF-20-N-6-SUP	6x week 20L	[****]	[****]	[****]	[****]	[****]
PF-25-N-6-SUP	6x week 25L	[****]	[****]	[****]	[****]	[****]
PF-30-N-6-5UP	6x week 30L	[****]	[****]	[****]	[****]	[****]
PF-20-N-5-SUP	5x week 20L	[****]	[****]	[****]	[****]	[****]
PF-25-N-5-SUP	5x week 25L	[****]	[****]	[****]	[****]	[****]
PF-30-N-5-5UP	5x week 30L	[****]	[****]	[****]	[****]	[****]
PF-30-N-E-SUP	EOD 30L	[****]	[****]	[****]	[****]	[****]
PF-40-N-E-5UP	EOD 40L	[****]	[****]	[****]	[****]	[****]
PF-50-N-E-5UP	EOD 50L	[****]	[****]	[****]	[****]	[****]
PF-60-N-E-SUP	EOD 60L	[****]	[****]	[****]	[****]	[****]
EXPRESS (Bags)
EX-15-N-7-5UP	7x week 15L	[****]	[****]	[****]	[****]	[****]
EX-20-N-7-SUP	7x week 20L	[****]	[****]	[****]	[****]	[****]
EX-15-N-6-SUP	6x week 15L	[****]	[****]	[****]	[****]	[****]
EX-20-N-6-SUP	6x week 20L	[****]	[****]	[****]	[****]	[****]
EX-25-N-7-SUP	7x week 25L	[****]	[****]	[****]	[****]	[****]
EX-30-N-7-SUP	7x weekly 30L	[****]	[****]	[****]	[****]	[****]
EX-25-N-6-SUP	6x week 25L	[****]	[****]	[****]	[****]	[****]
EX-30-N-6-SUP	6x week 30L	[****]	[****]	[****]	[****]	[****]
EX-15-N-5-SUP	5x week 15L	[****]	[****]	[****]	[****]	[****]
EX-20-N-5-SUP	5x week 20L	[****]	[****]	[****]	[****]	[****]
EX-25-N-5-SUP	5x week 25L	[****]	[****]	[****]	[****]	[****]
EX-30-N-5-SUP	5x week 30L	[****]	[****]	[****]	[****]	[****]
EX-30-N-E-SUP	EOD 30L	[****]	[****]	[****]	[****]	[****]
EX-40-N-E-SUP	EOD 40L	[****]	[****]	[****]	[****]	[****]
     2. Reserve Quantity Inventory Pricing
If at the time of the initial Patient Prescription Monthly Standing Order for each patient, a reserve of [**] of Monthly Dialysis Supplies is required (the “Reserve Quantity Inventory”), the pricing for such Reserve Quantity Inventory shall be determined as set forth in the table below:

Reserve Quantity Inventory
(placed at the time of initial patient prescription)

[**]	[**]% of the pricing set forth in the table above titled “NxStage Price List — Monthly Dialysis Supply Packages” based on the Active NxStage Chronic Patient Census achieved by the Authorized Customer Location managing such patient and such patient’s prescribed treatment frequency and fluid volume

[**]	[**]% of the pricing set forth in the table above titled “NxStage Price List — Monthly Dialysis Supply Packages” based on the Active NxStage Chronic Patient Census achieved by the Authorized Customer Location managing such patient and such patient’s prescribed treatment frequency and fluid volume
     3. Pricing Eligibility Requirement.
Customer shall not be eligible for any discounts or rebates under this Schedule B-1 unless (a) Customer is not in breach of any of the provisions of the Agreement (taking into account any applicable cure period set forth in the Agreement), and (b) Customer is current in all of its payment obligations to NxStage, and no payment owed by Customer to NxStage hereunder is past due; provided that the discounts or rebates set forth in this Schedule B-1 may be earned if Customer’s past due undisputed invoices are less than $[**] in total. Amounts disputed in good faith by Customer pursuant to the provisions of Section 6 of the Agreement or any other agreement between NxStage and Customer shall not impact Customer’s eligibility for any of the discounts or rebates set forth in this Schedule B-1. NxStage covenants and agrees that the terms and conditions of this Section 3 of Schedule B-1 shall not apply to the Warrant Shares (as defined in Schedule B-5) that may be issued pursuant to the Warrant (as defined in Schedule B-5) as further described in detail in Schedule B-5.
     4. New Authorized Customer Locations Pricing.
Upon the date on which a new Authorized Customer Location treats its [**] home hemodialysis patient using the System (the “Initiation”), such Authorized Customer Location shall be eligible for pricing on the Monthly Dialysis Supplies based on an Active NxStage Chronic Patient Census of [**] patients as set forth in the table above titled “NxStage Price List — Monthly Dialysis Supply Packages” during the first [**] months following Initiation (the “Startup Pricing”); provided that such new Authorized Customer Location must satisfy the following two conditions to obtain such Startup Pricing:
     (i) Commencing with [**] month in which Initiation of such new Authorized Customer Location takes place through month [**] after Initiation of such new Authorized Customer Location, such new Authorized Customer Location must identify and submit Patient Prescription Monthly Standing Orders for at least [**] eligible to be included in such Authorized Customer Location’s Active NxStage Chronic Patient Census during such period.
     (ii) Such new Authorized Customer Location must have at least [**] patients eligible to be included in such Authorized Customer Location’s Active NxStage Chronic Patient Census

by the last day of month [**] following Initiation to obtain the Startup Pricing commencing with month [**] through month [**] after Initiation of such new Authorized Customer Location.
Commencing with month [**] after the Initiation of such new Authorized Customer Location and each month thereafter or if the above conditions are not met by such new Authorized Customer Location at anytime during the time periods set forth above, the pricing for the Monthly Dialysis Supplies for such new Authorized Customer Location shall be based on the Active NxStage Chronic Patient Census actually achieved by such new Authorized Customer Location in each such month thereafter as set forth in the above table titled “NxStage Price List — Monthly Dialysis Supply Packages”. NxStage shall in good faith extend the Startup Pricing at a new Authorized Customer Location upon written request from Customer; provided that Customer is and has been pursuing commercially reasonable efforts to secure Medicare home hemodialysis certification since the treatment of its first home hemodialysis patient using the System at such new Authorized Customer Location and such Medicare home hemodialysis certification has not yet been received.
NxStage will combine the Active NxStage Chronic Patient Census of each Authorized Customer Location that is in any Market (as defined on Schedule D) set forth on Exhibit A to Schedule D “Preferred Relationship” for purposes of this Schedule B.

Schedule B-2
Chronic Outpatient Therapy Agreement
Ancillary/Replacement Supplies
     1. ANCILLARY PRODUCTS AND CUSTOMER AUTHORIZATION
The pricing set forth in the table below titled “Ancillary/Replacement Supplies” applies to all Ancillary/Replacement Supplies (as defined below) purchased by Customer during the Term. All purchases of Ancillary/Replacement Supplies must be initiated by a valid purchase order. NxStage will not ship any Ancillary/Replacement Supplies to any Authorized Customer Location without the prior consent of such Authorized Customer Location. For purposes hereof, “Ancillary/Replacement Supplies” means the individual products set forth in the table below not explicitly included in Monthly Dialysis Supplies or items the use of which exceeds any patient’s applicable prescribed treatment frequency or is above standard usage levels.
ANCILLARY/REPLACEMENT SUPPLIES

Part Number	Category	Description	Quantity	Price
ANC-101	Consumables	Priming spike	30/Case	[**]
ANC-200	Consumables	Waste Line extension	24/Case	[**]
CAR-124	Consumables	Cartridge w/o preattached dialyzer	6/Case	[**]
CAR-170-B	Consumables	Cartridge Express	6/Case	[**]
CAR-171	Consumables	Cartridge Express with anticoagulation line	6/Case	[**]
DTK-001	Consumables	DTK Test Kit	100/Case	[**]
FWS-206-B	Consumables	Comfortmate Warmer Disposable w/ 6 MLA lines	24/Case	[**]
FWS-209-B	Consumables	Comfortmate Warmer Disposable w/ 9 MLA lines	24/Case	[**]
FWS-304	Consumables	Express Warmer Disposable w/ 4 MLA lines	24/Case	[**]
FWS-308	Consumables	Express Warmer Disposable w/ 8 MLA lines	24/Case	[**]
PAK-001	Consumables	PFSL PAK	Each	[**]
RFP-204	Consumables	Express Premixed Dialysate, 5L, Lactate 40 mEq/L, 1K	2/Case	[**]
RFP-205	Consumables	Express Premixed Dialysate, 5L, Lactate 35 mEq/L, 3K	2/Case	[**]
RFP-207	Consumables	Express Premixed Dialysate, 5L, Lactate 45 mEq/L, 1K	2/Case	[**]
SAK-001	Consumables	PFSL SAK, 60L Lactate 45 mEq/L, 1K	2/Case	[**]
SAK-002	Consumables	PFSL SAK, 60L Lactate 40 mEq/L, 1K	2/Case	[**]
SAK-003	Consumables	PFSL SAK — 50L Lactate 45 mEq/L, 1K	2/Case	[**]
SAK-004	Consumables	PFSL SAK — 60L Lactate 45 mEq/L, 2K	2/Case	[**]
SAK-005	Consumables	PFSL SAK — 40L Lactate 45 mEq/L, 1K	2/Case	[**]
NX1000-1	Hardware	Cycler Only	Each	[**]
FW-200	Hardware	Comfortmate Fluid Warmer	Each	[**]
FW-300	Hardware	Express Fluid Warmer	Each	[**]
NX2000-1	Hardware	PFSL Control Unit	Each	[**]
NX2000-2	Hardware	PFSL Cabinet	Each	[**]

Part Number	Category	Description	Quantity	Price
NX0153-P	Accessories	Wheeled Base/Cycler Stand	Each	[**]
NC1012	Accessories	Soft-sided Travel Case	Each	[**]
NC1079	Accessories	Hard-sided Travel Case	Each	[**]
NX2000-3	Accessories	PFSL Wheeled Base	Each	[**]
FW-300-1	Accessories	Express Warmer Accessory Kit	Each	[**]
NX0642	Accessories	Cycler Base and Fluid Detection Sensor	Each	[**]
NX0664	Accessories	Fluid Detection Sensor	Each	[**]
NC1344	Accessories	Troubleshooting Rinseback Tool	Each	[**]
NC1816-1**	Packaging	Cycler Packaging	Each	[**]
NC3219**	Packaging	FW-200 Packaging	Each	[**]
NX0601**	Packaging	FW-300 Packaging	Each	[**]
NX0624**	Packaging	FW-300-1 Packaging	Each	[**]
NC0742**	Packaging	Cycler Stand (NX0248-P) box	Each	[**]
NC0380**	Packaging	IV pole shipping tube	Each	[**]
NC1462**	Packaging	PF CU Packaging	Each	[**]
NX0464**	Packaging	PF Chassis Packaging	Each	[**]
NC1491*	Documentation	Cycler Users Guide	Each	[**]
NC2327*	Documentation	PF Users Guide	Each	[**]
228	Replacement Parts — Cycler	4-hanger top for IV pole	Each	[**]
86557030	Replacement Parts — Cycler	0.5 meter Warmer (FW-200) cord	Each	[**]
NC0384	Replacement Parts — Cycler	Screws to attach hanger to pole	Each	[**]
NC0746*	Replacement Parts — Cycler	USB thumb drive	Each	[**]
NC1292	Replacement Parts — Cycler	Screws to attach pole to stand	Each	[**]
NX0232-P	Replacement Parts — Cycler	Jewel Box Computer	Each	[**]
NX0233*	Replacement Parts — Cycler	Phone line connection kit (splitter, cord, instructions)	Each	[**]
NX0248-01	Replacement Parts — Cycler	Table top stand and 4-hanger top for IV pole	Each	[**]
NX0248-02	Replacement Parts — Cycler	IV pole	Each	[**]
NX0424	Replacement Parts — Cycler	Adapter Foot	Each	[**]
NX0429-P	Replacement Parts — Cycler	Saline hook	Each	[**]
NX0593	Replacement Parts — Cycler	Filter tilter	Each	[**]
86557300	Replacement Parts — PFSL	1 meter Chassis Interconnect cord	Each	[**]
09325-F/30*	Replacement Parts — PFSL	Replacement air filter & guard*	Each	[**]
NC0985	Replacement Parts — PFSL	John Guest Check Valve	Each	[**]
NC1148	Replacement Parts — PFSL	Aerator Adapter 15/16-27 Male X 55/	Each	[**]
NC1176	Replacement Parts — PFSL	12’ Power cord	Each	[**]
NC1180	Replacement Parts — PFSL	Drain Saddle Valve	Each	[**]
NC1196	Replacement Parts — PFSL	Diverter Aerator — Pull Down	Each	[**]
NX0305	Replacement Parts — PFSL	Water connection kit — under sink	Each	[**]
NX0306	Replacement Parts — PFSL	20’ Drain Line Kit	Each	[**]
NX0415	Replacement Parts — PFSL	Water connection kit — faucet	Each	[**]
NX0416	Replacement Parts — PFSL	Water connection kit — washer hook up	Each	[**]
NX0509	Replacement Parts — PFSL	USB cable (J1)	Each	[**]
NX0513	Replacement Parts — PFSL	Control Unit adapter	2/Case	[**]
NX0516	Replacement Parts — PFSL	PureFlow SL drain line replacement (NC0991 Raw)	Each	[**]
NX0517	Replacement Parts — PFSL	Water Supply Line Replacement	Each	[**]
NX2000-4*	Replacement Parts — PFSL	Pretreatment Kit (includes hookups, wtr lines, drain)	Each	[**]
SED-001	Replacement Parts — PFSL	Sediment filter for pre-treatment kit	Each	[**]

*	May be included in a no-charge redeployment kit (NX0729, NX0730, NX0731, NX0732, as needed) for each new patient start.

**	Shipping is extra and not included in price for packaging material.
     2. VACATION/TRAVEL SUPPLIES/PUREFLOW EXPRESS BAG ALLOTMENT
The pricing for Monthly Dialysis Supplies set forth in the table in Schedule B-1 titled “NxStage Price List — Monthly Dialysis Supply Packages” is extended to each patient of each of the Authorized Customer Locations when traveling within the Continental United States as long as: (a) NxStage is given at least [**] business days’ notice of the change in delivery site for each such patient, (b) NxStage receives a prescription using the NxStage System One Vacation and Travel Form from each such patient’s physician requesting travel delivery at least [**] business days in advance of the requested change in delivery site for each such patient, and (c) NxStage is not required to alter standard case shipping volumes to satisfy special travel/vacation delivery requirements (the “Travel Delivery Pricing”). No patient of any Authorized Customer Location may receive the Travel Delivery Pricing for more than [**] trips for a maximum of [**] weeks per calendar year (the “Travel Pricing Limitation”). Any requests for the Travel Delivery Pricing (i) in excess the Travel Price Limitation, (ii) to locations outside of the Continental United States, (iii) in non-standard shipping volumes, or (iv) which are made with less than [**] business days’ notice, shall be subject to (x) approval from NxStage and (y) additional shipping charges. NxStage shall act in good faith to make additional travel/vacation deliveries to the Authorized Customer Locations’ patients at no additional charge, and shall give due consideration to any vacation time unused by the Authorized Customer Locations’ other patients. All shipment of Monthly Dialysis Supplies to any patient of any Authorized Customer Location shall be adjusted to account for any Monthly Dialysis Supplies delivered to any such traveling patient of any Authorized Customer Location pursuant to Section 2 of this Schedule B-2. In connection with the delivery of any Monthly Dialysis Supplies pursuant to Section 2 of this Schedule B-2, NxStage will not arrange for delivery of Cyclers, Cabinets, Control Units or Warmers. Each patient of the Authorized Customer Locations shall be responsible for transporting Cyclers, Cabinets, Control Units and Warmers according to the shipping directions provided by NxStage in the device Operator’s Manuals and other supplements as required, and Customer shall be responsible for any damages to such equipment as a result of the transportation of any such equipment by a patient of any Authorized Customer Location.
     3. PUREFLOW EXPRESS PREMIXED DIALYSATE BAGS ALLOTMENT
Moreover, an allotment of PureFlow Express Premixed Dialysate bags will be made available to Customer for distribution to the Authorized Customer Locations’ NxStage PureFlow SL patients [**] charge to allow for vacation, travel, and other usage. Allotments shall be made on an Authorized Customer Location basis. As of April 30, 2010, Customer’s aggregate balance was [**] cases. Thereafter, the balance shall be recalculated at the end of each calendar month per Authorized Customer Location according to the following formula:
•	Add: [**] cases of PureFlow Express Premixed Dialysate bags multiplied by the total number of such Authorized Customer Location’s patients then prescribed to receive and receiving PureFlow SL Monthly Dialysis Supplies at home at the start of that calendar month;
•	Add: [**] cases of PureFlow Express Premixed Dialysate bags multiplied by the [**] of such Authorized Customer Location’s [**] PureFlow SL [**] that start at home during that [**] (adjusted, as appropriate, for [**]); and
•	Subtract: Actual shipments during that calendar month of cases of PureFlow Express Premixed Dialysate bags to such Authorized Customer Location’s patients then prescribed to receive and receiving PureFlow SL Monthly Dialysis Supplies, not including cases of PureFlow Express Premixed Dialysate bags: (a) purchased as part of an initial reserve inventory shipment in any such calendar month, (b) shipped in connection with a Product Recall (as defined in Schedule C) as to any such PureFlow Express Premixed Dialysate bags shipped by NxStage to any Authorized Customer Location for its PureFlow SL patients in any such calendar month, or (c) reshipped to its PureFlow SL patients in connection with any defects or damages in the shipment of any such cases of PureFlow Express Premixed Dialysate bags as further described in Sections 5(c) and 9 of the Agreement.
If the calculated balance as described above is negative, NxStage shall bill Customer for such negative balance at the pricing set forth in the table in Section 1 of Schedule B-1 titled “NxStage Price List — Monthly Dialysis Supply Packages” and the balance will be reset to [**] to start the subsequent calendar month. Any positive balance shall be carried to the subsequent calendar month, provided such positive balance, in cases, will never exceed the number of such Authorized Customer Location’s patients then prescribed to receive and receiving PureFlow SL Monthly Dialysis Supplies at the end of that month multiplied by [**]. Balance information shall be provided to Customer upon Customer’s request.
     4. REDEPLOYMENT PACKAGES
If at any time during the Term, the use of a System by any patient of any Authorized Customer Location that is no longer on NxStage therapy is transferred to another patient of any Authorized Customer Location for any reason, NxStage shall at any Authorized Customer Locations’ request provide the Products set forth in the table below to such other patient depending on the type of System transferred to such other patient (a “Redeployment Package”), [**] to Customer:

Redeployment Packages
Part Number	Description
NX0731	Pre-Mixed Dialysate Patient Redeployment Kit *1
COMM0055	Introductory Letter detailing NX0731 kit contents
NX0233	Phone line connection kit (splitter, cord, instructions)
NC1491	Cycler User’s Guide
NC2323	Cycler Base IFU
NC2499	Quick Start Note: Cartridge Set-up when using the CAR-170-B
NC2497	Quick Start Note: Resetting the Access Pressure Pod on the CAR-170-B
NC2158	Quick Start Note: NxStage System One Preventative Maintenance
NC1344	Rinseback Tool

Part Number	Description
NX0730	PureFlow SL Patient Redeployment Kit *1
COMM0056	Introductory Letter detailing NX0730 kit contents
NX2000-4	Pretreatment Kit (includes hookups, wtr lines, drain)
NC2327	PF Users Guide
NX0233	Phone line connection kit (splitter, cord, instructions)
NC1491	Cycler User’s Guide
NC2323	Cycler Base IFU
NC2499	Quick Start Note: Cartridge Set-up when using the CAR-170-B
NC2497	Quick Start Note: Resetting the Access Pressure Pod on the CAR-170-B
NC2158	Quick Start Note: NxStage System One Preventative Maintenance
NC1344	Rinseback Tool

Part Number	Description
NX0729	PureFlow SL Center Redeployment Kit
09325-F/30	Replacement air filter & guard
CPM-001	Conductivity Preventive Maintenance Kit

Part Number	Description
NX0732	Express Fluid Warmer Redeployment Kit
NC1760	Express Fluid Warmer User’s Guide

*1	NC0746 will be sent to the patient’s home with first delivery
     5. NEW PATIENT PACKAGES
Each new patient of any Authorized Customer Location using Product NXS-02-PUR (in the case of a purchase by Customer on behalf of the applicable Authorized Customer Location at the pricing set forth on Schedule B-3) or Product NXS-02-MTM (in the case of a rental by Customer on behalf of the applicable Authorized Customer Location at the pricing set forth on Schedule B-3) shall receive the following Products:

New Patient Packages
Part Number	Description
NX0738	Pre-Mixed Dialysate Patient Starter Kit *1
NX1000-1	System One Cycler with Computer (Jewel Box)
NX0642	Cycler Base and Fluid Detection Sensor
FW-300	Express Fluid Warmer
FW-300-1	Express Warmer Accessory Kit
NX0429-P	Saline hook
NX0233	Phone line connection kit (splitter, cord, instructions)
NC1491	Cycler User’s Guide
NC2499	Quick Start Note: Cartridge Set-up when using the CAR-170-B
NC2497	Quick Start Note: Resetting the Access Pressure Pod on the CAR-170-B
NC2158	Quick Start Note: NxStage System One Preventative Maintenance
NC1344	Rinseback Tool

*1	NC0746 will be sent to the patient’s home with first delivery

Each new patient of any Authorized Customer Location using Product NXS-03-PUR (in the case of a purchase by Customer on behalf the applicable Authorized Customer Location at the pricing set forth on Schedule B-3) or Product NXS-03-MTM (in the case of a rental by Customer on behalf of the applicable Authorized Customer Location at the pricing set forth on Schedule B-3) shall receive the following Products:

Part Number	Description
NX0739	PureFlow SL Patient Starter Kit *1
NX1000-1	System One Cycler with Computer (Jewel Box)
NX0642	Cycler Base and Fluid Detection Sensor
NX2000-1	PFSL Control Unit
NX2000-4	Pretreatment Kit (includes hookups, wtr lines, drain)
FW-300	Express Fluid Warmer
FW-300-1	Express Warmer Accessory Kit
NX0429-P	Saline hook
NX0233	Phone line connection kit (splitter, cord, instructions)
NC1491	Cycler User’s Guide
NC2327	PF Users Guide
NC2499	Quick Start Note: Cartridge Set-up when using the CAR-170-B
NC2497	Quick Start Note: Resetting the Access Pressure Pod on the CAR-170-B
NC2158	Quick Start Note: NxStage System One Preventative Maintenance
NC1344	Rinseback Tool

*1	NX2000-2 and NC0746 will be sent to the patient’s home with first delivery

Schedule B-3
Chronic Outpatient Therapy Agreement
Equipment Rental or Purchase
     1. PURCHASE OF SYSTEMS
The pricing set forth in the table below titled “Purchased Systems” applies to all purchases of Systems during the Term. All purchases of Systems must be initiated by a valid purchase order. The pricing set forth in the table below titled “Purchased Systems” is on a per System basis. All purchased Systems will be in good working order. Systems purchased may or may not be new. NxStage represents and warrants to Customer that any purchased Systems that are not new will be in the same operating condition as a new System.
PURCHASED SYSTEMS

Part Number	Item	Purchase Cost

NXS-03-PUR	Cycler (incl. Warmer & Stand), PFSL Control Unit, and Cabinet	[**]
NXS-02-PUR	Cycler (Including Warmer and Stand)	[**]
NX2000-1	PFSL Control Unit	[**]
NX2000-2	PFSL Cabinet	[**]
FW-200	Comfortmate Warmer and Stand	[**]
FW-300	Express Warmer and Stand	[**]
     2. RENTAL OF SYSTEMS
The pricing set forth in the table below titled “Rental Systems” applies to all rentals of Systems during the Term. All rentals of Systems must be initiated by a valid purchase order. The pricing set forth in the table below titled “Rental Systems” is on a per System basis. All rental Systems will be in good working order. Rental Systems may or may not be new.
RENTAL SYSTEMS

Part Number	Item	Cost/Month	Code	Return Charge**

NXS-03-MTM	System for PFSL Patient (Cycler, Warmer, Stand, Control Unit, and Cabinet)	[**]	DSC-018	[**]
NXS-02-MTM	System for Bag Patient (Cycler, Warmer, Stand)	[**]	DSC-014	[**]
NX2000-1-MTM	PFSL Control Unit Only*	[**]	DSC-015	[**]
NX2000-2-MTM	PFSL Cabinet Only*	[**]	DSC-016	[**]
FW-X00-MTM	Warmer and Stand Only*	[**]	DSC-017	[**]

*	Notwithstanding any other term of the Agreement, including the terms set forth in Sections 9 and 11, rental and return charges shall apply when the number of Warmers or Stands in possession by Customer or any Authorized Customer Location exceeds the number of rented or purchased Cyclers under the Agreement, and when the number of PFSL Control Units or PFSL Cabinets exceed the number of rented or purchased systems for PFSL patients. Such calculation shall be performed on an Authorized Customer Location basis.

**	Charged at the time equipment is returned to NxStage.

     3. RENTAL CAP
During the Term, including any extension thereof, the total number of Systems Ones (i.e. NXS-03-MTM, NXS-02-MTM, NX2000-1-MTM, NX2000-2-MTM or FW-X00-MTM) that Customer may rent from NxStage shall not exceed [**] percent ([**]%) (the “Rental Cap”) of the aggregate number of System Ones (i.e. NXS-03-PUR or NXS-02-PUR) (less any returns) that Customer purchased from NxStage from the commencement of the Term through the date of any calculation of the Rental Cap. The minimum rental period for any System must be for [**] full [**]. All rentals of Systems will be billed at the start of the calendar month. All rentals of a System will be automatically extended on a month-to-month basis until [**] days advance written cancellation notice is provided by Customer to NxStage.
     4. ANNUAL EQUIPMENT VOLUME REBATE
If (a) the Authorized Customer Locations have on an aggregate basis met or exceeded the “Level [**]” target as set forth in the table in Schedule B-5 titled “Warrant Table” as of June 30 during any Warrant Year (as defined in Schedule B-5) during the period commencing on the Effective Date through June 30, 2013, and (b) Customer has purchased (not rented) an aggregate of at least [**] incremental Cycler/PFSL Systems (i.e. NXS-03-PUR) and/or Cycler Only Systems (i.e. NXS-02-PUR) during such Warrant Year, NxStage will provide Customer with a rebate of [**] dollars ($[**]) per Cycler/PFSL System (i.e.NXS-03-PUR) and/or Cycler Only Systems (i.e. NXS-02-PUR) purchased during such Warrant Year (the “Equipment Volume Rebate”). NxStage shall make any and all Equipment Volume Rebate payments owed to Customer within [**] days following the end of each such Warrant Year in which Customer has earned the Equipment Volume Rebate. NxStage shall make any and all Equipment Volume Rebate payments to Customer via electronic funds transfer (“EFT”) using the EFT information provided by Customer. Upon any expiration or earlier termination of the Agreement, NxStage shall pay to Customer any Equipment Volume Rebate earned by Customer through the date of such expiration or earlier termination, within [**] days of such expiration or earlier termination of the Agreement.
     5. TECHNOLOGY UPGRADE DISCOUNT
In the event: (a) NxStage commercially releases for rental or sale in the United States any home hemodialysis system with any improvements to the System One as of the Effective Date (a “Next Generation NxStage Technology”), and (b) the Authorized Customer Locations on an aggregate basis have met or exceeded the “Level [**]” target as set forth in the table in Schedule B-5 titled “Warrant Table” in the Warrant Year prior to the release of such Next Generation NxStage Technology, Customer shall be eligible to receive a “trade-in” allowance (applied to the outright purchase price of a Next Generation NxStage Technology) equal to [**] percent ([**]%) of the purchase price set forth in Section 1 of Schedule B-3 paid by Customer (less any other applicable discounts and rebates, including any prepayment discounts, whether or not earned, but excluding any discounts provided in the form of the Warrant for any System Ones previously purchased by Customer if such System Ones are returned undamaged (normal wear and tear excepted) to NxStage, at Customer’s expense, and traded in exchange for such Next Generation NxStage Technology within the [**] year of such System Ones’ purchase, [**] percent ([**]%) if traded in within the [**] year of purchase, and [**] percent ([**]%) if traded in within the [**] year of purchase, in each case subject to the following:
•	The “trade-in” allowance shall only be granted for Systems purchased on or after the Effective Date through the remainder of the Term.

•	The “trade-in” allowance for purposes of determining whether the trade in discount, if any, shall be [**] percent ([**]%), [**] percent ([**]%) or [**] percent ([**]%) shall be calculated based on the [**] of the Systems purchased by Customer after the Effective Date through the trade in date, which [**] shall be determined by [**] that have [**] from the date of purchase of all System Ones by Customer from NxStage after the Effective Date through the applicable trade-in date and [**] such number by the number of [**] by Customer after the Effective Date through the applicable trade-in date (e.g., if a trade-in occurs [**] after the Effective Date, and Customer returns for a trade-in allowance only System Ones purchased within the [**] preceding the [**], Customer’s trade-in allowance shall be calculated based on the average age of all of Customer’s System Ones purchased after the Effective Date through the applicable trade-in date during the Term, and not based on the [**] of the System Ones actually traded-in at the time of the applicable trade-in date).

•	Trade-in quantities per month shall be limited to an amount equal to the [**] of: (i) the [**] of Systems purchased by Customer from the Effective Date through the date of any trade-in of a System One (measured as of the date such System One is returned undamaged to NxStage (normal wear and tear excepted)) [**] by the [**] in the Term as of the date of any trade-in of a [**] by (ii) [**].

•	If Customer elects to trade-in any System One pursuant to this Section 5 of Schedule B-3, NxStage may at its option amortize the trade-in allowance amount as a [**] year monthly discount on [**] (with [**] percent ([**]%) imputed interest per year), rather than provide Customer the applicable “trade-in” allowance as a discount to the purchase price of a Next Generation NxStage Technology.

•	Any Next Generation NxStage Technology received upon a trade-in of a System One(s) pursuant to this Section 5 of Schedule B-3 shall not be counted for purposes of the Equipment Volume Rebate set forth in Section 4 of this Schedule B-3 or for purposes of any patient credit pursuant to Section 2 of Schedule D.
     6. SITE STARTUP/ADDITIONAL SITES
Customer must notify NxStage when it desires to add any new home hemodialysis program site as an Authorized Customer Location to Schedule A to the Agreement. Customer shall not be restricted from adding any new home hemodialysis program site as an Authorized Customer Location to Schedule A in any continental U.S. location; provided that (a) NxStage in-service and training has been scheduled for each such new home hemodialysis program site (and NxStage shall use commercially reasonable efforts to promptly provide any such requested in-service and training), (b) Customer provides written certification to NxStage that at least [**] at such new home hemodialysis program site has been trained on the proper use and operation of the System One by other personnel of Customer or any Authorized Customer Location trained on the use of the System One, and (c) such new home hemodialysis program site has developed appropriate policies and procedures and patient training materials relating to the System One.
     7. OTHER
NxStage will on occasion supply products sourced from other suppliers as part of any Authorized Customer Locations’ Monthly Dialysis Supplies. NxStage reserves the right to supply its own products, once the same are Commercially Available, or to change the supplier of these products from time to time. NxStage expects to make additional products available for purchase by Customer and the Authorized Customer Locations from time to time.

Schedule B-4
Chronic Outpatient Therapy Agreement
Delivery Services
The table below sets forth the pricing for any special or expedited delivery services requested by Customer or any Authorized Customer Location and not included in the Purchase Price for any such Product for which Customer or any Authorized Customer Location is requesting special or expedited delivery services. Any such special or expedited delivery charges must be approved by Customer or the Authorized Customer Location requesting such special or expedited delivery services. The pricing for the special or expedited delivery services set forth in the tables below may be amended at NxStage’s discretion with [**] days advanced written notice to Customer.
PUREFLOW SL

Part Number	Service	Charge

Standard	Product ([**] cases) delivered to patient’s front door and, if patient not home, left in protected area. Delivery is approximately [**] according to delivery schedule NxStage establishes with patient. No appointment.	[**]
DSC-001	Inside delivery (over-the-threshold) with an appointment and a [**]-hour delivery window.*	[**]
DSC-002	After hours delivery (after 5 PM)*	[**]
DSC-003	Weekend/holiday delivery*	[**]
DSC-012	Additional deliveries per month ([**] delivery per month is standard)	[**]
PUREFLOW EXPRESS (BAGS)

Part Number	Service	Charge

Standard	Product ([**] cases) delivered to patient’s home (over-the-threshold) with an appointment and a [**]-hour delivery window according to delivery schedule established with patient.	[**]
DSC-004	Redelivery/partial delivery (e.g., patient refusal)	[**]
DSC-002	After hours delivery (after 5 PM)*	[**]
DSC-003	Weekend/holiday delivery*	[**]
DSC-005	Additional deliveries per month (one delivery per month is standard)	[**]
EQUIPMENT/OTHER

Part Number	Service	Charge

DSC-006	Hardware/Supplies pickup — return to center	[**]
DSC-007	Equipment packaging	[**]

Part Number	Service	Charge

DSC-010	After hours emergency delivery (after 5 PM)*	[**]
DSC-011	Request of shipment in less than normal lead time ([**] business days)	[**]
DSC-009	Cleaning of NxStage Equipment is available on a “swap” basis. Equipment returned for cleaning will be exchanged with “like new” equipment. Customer is responsible for equipment repairs beyond normal use and wear.	[**]
OFF SCHEDULE SHIPMENTS

Part Number	Service	Charge

DSC-013	Shipping & handling for supplies & boxes	[**]
Freight	Equipment replacements (damage, loss)	[**]

*	Where available — not available in all areas

Schedule B-5
Chronic Outpatient Therapy Agreement
Additional Product Discount — Warrants
Customer shall receive an additional discount on its purchases of Systems during the period commencing on the Effective Date through June 30, 2013, payable in the form of a warrant (the “Warrant”) to be issued by NxStage to Customer to purchase shares (the “Warrant Shares”) of NxStage common stock, par value $0.001 per share (the “Common Stock”), that have become vested and exercisable pursuant to the provisions of this Schedule B-5 in the event: (a) as of the end of any twelve month period commencing on July 1 and ending on June 30 (each a, “Warrant Year”) during the period commencing on the Effective Date through June 30, 2013 (i.e. June 30, 2011, June 30, 2012 or June 30, 2013); the aggregate Active NxStage Home Patient Census (as defined below) for all of the Authorized Customer Locations meets or exceeds the “Level 1”, “Level 2”, “Level 3”, “Level 4” and/or “Level 5” targets as set forth in the table below titled “Warrant Table” (collectively, the “Customer Growth Level Targets”) or (b) as of the end of (i) the Warrant Year ending June 30, 2011 the Total NxStage Home Patient Count (as defined below) has increased by [**] patients from the Total NxStage Home Patient Count as of June 30, 2010, (ii) the Warrant Year ending June 30, 2012 the Total NxStage Home Patient Count has increased by [**] patients from the Total NxStage Home Patient Count as of June 30, 2010 and/or (iii) the Warrant Year ending June 30, 2013 the Total NxStage Home Patient Count has increased by [**] patients from the Total NxStage Home Patient Count as of June 30, 2010 (collectively, the “NxStage Growth Level Targets”). The number of Warrant Shares that shall become vested and exercisable based on the applicable Customer Growth Level Targets and/or NxStage Growth Level Targets achieved as of the end of each Warrant Year during the period commencing on the Effective Date through June 30, 2013 are set forth in the table below titled “Warrant Table”. The total number of vested and exercisable Warrant Shares that may be issued upon exercise of the Warrant shall not exceed: (x) four million seven hundred seventy-five thousand (4,775,000) in connection with the achievement of the Customer Growth Level Targets during the period commencing on the Effective Date through June 30, 2013 and (y) seven hundred twenty-five thousand (725,000) in connection with the achievement of the NxStage Growth Level Targets during the period commencing on the Effective Date through June 30, 2013, in each case as set forth below.
For purposes hereof, “Active NxStage Home Patient Census” is defined to mean the Authorized Customer Locations’ aggregate Active NxStage Chronic Patient Census, less the number of patients of the Authorized Customer Locations: (A) prescribed to receive therapy with the System One in a nursing home or an in-center self-care setting (it being understood that patients performing home care in assisted living facilities or similar facilities shall be counted for purposes of the Active NxStage Home Patient Census; provided that such patients’ therapy is not performed in a facility where such facility staff or Customer or Authorized Customer Location staff is performing or assisting with the treatment, or where more than [**] patient is receiving therapy with a [**] System One in such facility or where [**] or more System One patients are in such facility), (B) that have not completed, as of the end of an applicable Warrant Year during the period commencing on the Effective Date through June 30, 2013, at least Three Full Months of Therapy (as defined below) at one or more Authorized Customer Locations, (C) acquired by Customer or any Authorized Customer Location in connection with a [**] Acquisition or the entry into of a [**] Management Contract with any [**] Site (the “Excluded[**]Transactions”, and such acquired patients, as set forth in this subsection (C) shall be hereinafter referred to as the “Excluded[**]Transaction Patients”), (D) acquired by Customer or any Authorized Customer Location on or after the Effective Date (1) through the purchase of facilities (other than [**] Sites) which have, or did have, any type of program with NxStage with respect to the purchase, sale or rental of the System One for home use during the [**] months prior to the closing date of the acquisition (an “Acquired Non-[**]Site”, and the acquisition of any such Acquired Non-[**] Site hereinafter referred to as a “Non-[**]Site Acquisition”), or (2) under any management contract, joint venture or other similar transaction entered into subsequent to the Effective Date with any facility (other than any [**] Site) (a “Non-[**]Site”) which has, or did have, any type of program with NxStage with respect to the purchase, sale or rental of the System One during the [**] months prior to the effective date of any such management contract, joint venture or similar transaction (a “Non-[**]Management Contract Site”) (the management contract, joint venture or similar transaction relationship with such Non-[**] Management Contract Sites hereinafter referred to as “Non-[**]Management Contracts”, and together with the Non-[**] Site Acquisitions, collectively the “Excluded Non-[**]Transactions”) (such acquired patients, as set forth in subsections (1) and (2) of this subsection (D) shall be hereinafter referred to as the “Excluded Non-[**] Transaction Patients”), (E) that are added subsequent to the Acquisition Date (as defined below) of any Acquired [**] Site, Acquired Non-[**] Site or Non-[**] Management Contract Site if the number of the net added patients from such sites (with the baseline number of the Active NxStage Home Patient Census as of the Effective Date equal to the number set forth in footnote 1 to the “Warrant Table” below) exceeds more than [**] percent ([**]%) of the Authorized Customer Locations’ aggregate net increase in the Active NxStage Chronic Patient Census at any time on or before June 30, 2013, or (F) that are added by any [**] Site from and after the effective date of any [**] Management Contract entered into by such [**] Site (the “Excluded New[**]Management Contract Patients”, and together with the Excluded [**] Transaction Patients and the Excluded Non-[**] Transaction Patients, the “Excluded Acquired Patients”). The number of Excluded [**] Transaction Patients and Excluded Non-[**] Transaction Patients shall be measured as of the effective date of the applicable [**] Management Contract or Non-[**] Management Contract, and as of the closing date of the applicable [**] Site Acquisition or Non-[**] Site Acquisition (each of such dates referred to herein for purposes of this paragraph as the “Acquisition Date”), and shall also include all patients that transfer from the relevant [**] Site or Non-[**] Site to an Authorized Customer Location during the [**] months prior to the applicable Acquisition Date (the “Excluded Pre-Acquisition Date Patient Transfers”). All Excluded Acquired Patients which transfer to an Authorized Customer Location subsequent to the Acquisition Date, as well as all Excluded Pre-Acquisition Date Patient Transfers shall also be excluded from the Active NxStage Chronic Patient Census and the Active NxStage Home Patient Census. The number of Excluded Acquired Patients shall continue to be deducted at all times during the Term from the Active NxStage Home Patient Census, irrespective of whether or not such Excluded Acquired Patients are no longer on therapy with the System One at any time during the Term. Each patient falling within the Active NxStage Home Patient Census may be referred to herein as an “Active NxStage Home Patient”.
For purposes hereof, the “Total NxStage Home Patient Count” is defined to mean the aggregate number of chronic renal failure patients then-prescribed to receive (with an active Patient Prescription Monthly Standing Order), and receiving, home dialysis with the System One across all NxStage customer United States locations, including all of the Authorized Customer

Locations, less the number of patients: (i) prescribed to receive therapy with the System One in connection with an evaluation of home therapy, daily therapy or the System One (such as under NxStage’s “experience the difference” program), (ii) prescribed to receive therapy with the System One in a nursing home or an in-center self-care setting (it being understood that patients performing home care in assisted living facilities or similar facilities shall be counted for purposes of the Total NxStage Home Patient Count; provided that such patients’ therapy is not performed in a facility where such facility staff, Customer or Authorized Customer Location staff, or other NxStage customer in the United States staff, as applicable, is performing or assisting with the treatment, or where more than [**] patient is receiving therapy with a [**]System One in such facility or where [**] or more System One patients are in such facility), or (iii) that have not completed, as of the end of an applicable Warrant Year during the period commencing on the Effective Date through June 30, 2013, at least Three Full Months of Therapy at one or more Authorized Customer Locations, in the case of Customer, on the one hand, and one or more facilities of another NxStage customer in the United States, in the case of each other NxStage customer in the United States, on the other hand.
For purposes hereof, “Three Full Months of Therapy” is defined to mean each patient that has completed a treatment regimen of at least ninety (90) contiguous days of home therapy with the System One with the first such day of such ninety (90) contiguous days of home therapy with the System One commencing on such date that each such patient has his or her first home training session and treatment with the System One and continuing until each such patient has completed at least ninety (90) contiguous days of treatment with the System One; provided that: (i) any documented hospitalization of each such patient shall not be deemed an interruption in each such patient’s ninety (90) contiguous days of treatment with the System One as long as Customer has provided notice to NxStage of any such documented hospitalization as required pursuant to Section 10 of the Agreement and (ii) any interruption in each such patient’s treatment with the System One as a result of such patient’s traveling shall not be deemed an interruption in each such patient’s ninety (90) contiguous days of treatment with the System One.
NxStage shall notify Customer in writing if the Authorized Customer Locations have on an aggregate basis achieved any of the Customer Growth Level Targets and/or NxStage Growth Level Targets, and of the corresponding number of Warrant Shares that have become vested and exercisable in connection therewith, if any, within [**] days after the end of each Warrant Year during the period commencing on the Effective Date through June 30, 2013 (i.e. June 30, 2011, June 30, 2012 or June 30, 2013). Customer covenants and agrees that it shall promptly report to NxStage each patient that has discontinued therapy with the System One, and upon request by NxStage, Customer shall confirm to NxStage, through the provision of documentation reasonably satisfactory to NxStage that any patient discontinuation of therapy with the System One has been reported to NxStage consistent with prior practices. In order for any Warrant Shares to become vested and exercisable pursuant to this Schedule B-5 in any Warrant Year during the period commencing on the Effective Date through June 30, 2013 (including any Warrant Shares that shall become vested and exercisable based on the NxStage Growth Level Targets), the Authorized Customer Locations must on an aggregate basis at least reach the [**] target of the Customer Growth Level Target as set forth in the table below titled “Warrant Table” for such applicable Warrant Year (as measured at the end of such Warrant Year). For purposes of illustration only, if the Active NxStage Home Patient Census as of June 30, 2012 is less than [**] of the Customer Growth Level Targets for the Warrant Year ended as of June 30, 2012, no

Warrant Shares, whether with respect to the Customer Growth Level Targets or the NxStage Growth Level Targets for such Warrant Year ended June 30, 2012, shall become vested and exercisable, even if the Total NxStage Home Patient Count as of June 30, 2012 has increased by [**] patients from the Total NxStage Patient Count as of June 30, 2010 (i.e., the NxStage Growth Level Target for the Warrant Year ended June 30, 2012 has otherwise been achieved).
The Warrant shall be issued in the form of the Warrant attached as Attachment A to this Schedule B-5. All Warrant Shares shall be fully paid, nonassessable and vested when issued upon exercise of the Warrant, with an exercise price of $14.22 per share, calculated as the trailing fifteen day volume weighted average price as of the close of the NASDAQ global market as of July 21, 2010. The purchase right represented by the Warrant with respect to the Warrant Shares that have become vested and exercisable based on: (a) the applicable Customer Growth Level Targets and/or NxStage Growth Level Targets actually achieved, in each case, as of June 30, 2011 and June 30, 2012, or (b) the applicable Customer Growth Level Targets for the Warrant Year ended June 30, 2011 deemed to be achieved as of June 30, 2012 pursuant to the Curing Provision (as defined below) shall be exercisable on or before June 30, 2013 and if not exercised on or before June 30, 2013 such purchase right shall immediately terminate and be of no further force or effect. The purchase right represented by the Warrant with respect to the Warrant Shares that have become vested and exercisable based on: (i) the applicable Customer Growth Level Targets and/or NxStage Growth Level Targets actually achieved, in each case, as of June 30, 2013, or (ii) the applicable Customer Growth Level Targets for the Warrant Year ended June 30, 2012, deemed to be achieved as of June 30, 2013 pursuant to the Curing Provision, shall be exercisable on or before December 31, 2013 and if not exercised on or before December 31, 2013 such purchase right shall immediately terminate and be of no further force or effect. Upon the occurrence of a Termination Event (as defined in Section 1 of Schedule D) no additional Warrant Shares shall thereafter become vested and exercisable, even if the Authorized Customer Locations have on an aggregate basis achieved any of the Customer Growth Level Targets or NxStage Growth Level Targets for the Warrant Year in which such Termination Event has occurred; provided that for purposes of clarity NxStage agrees that any Warrant Shares that became vested and exercisable prior to the occurrence of any such Termination Event shall remain vested and exercisable; and provided further that for purposes of clarity, Customer agrees that if the Termination Event arises on July 1 following any Warrant Year ended June 30 due to a failure to increase the aggregate Active NxStage Chronic Patient Census of all of Customer’s Authorized Customer Locations by [**] against the aggregate Active NxStage Chronic Patient Census of all of Customer’s Authorized Customer Locations as of the last Measurement Period during such Warrant Year ended June 30 (i.e. January 1 through June 30), no additional Warrant Shares shall become vested and exercisable, even if the Authorized Customer Locations have on an aggregate basis achieved any of the Customer Growth Level Targets or NxStage Growth Level Targets for such Warrant Year ended June 30. The Warrant must be exercised by Customer in cash only and may not be transferred.

Warrant Table

	6/30/2011		6/30/2012		6/30/2013
		Number of Warrant		Number of Warrant		Number of Warrant
Vesting Dates:	Total Patients	Shares	Total Patients	Shares	Total Patients	Shares
Customer Growth Level Targets (as measured at the end of each Warrant Year ended as of June 30, 2011, 2012 and 2013)(1)
Level 1	[**]	250,000	[**]	250,000	[**]	250,000
Level 2	[**]	250,000	[**]	250,000	[**]	250,000
Level 3	[**]	250,000	[**]	250,000	[**]	250,000
Level 4	[**]	375,000	[**]	475,000	[**]	550,000
Level 5	[**]	375,000	[**]	375,000	[**]	375,000

NxStage Growth Level Targets (as measured at the end of each Warrant Year ended as of June 30, 2011, 2012 and 2013)	[**]	175,000	[**]	250,000	[**]	300,000

TOTAL AVAILABLE		1,675,000		1,850,000		1,975,000
Y = Total NxStage Home Patient Count as of June 30, 2010.
(1) As of June 30, 2010, the Authorized Customer Locations’ aggregate Active NxStage Home Patient Census was equal to [**] (which number was reduced from [**] based on mutual agreement between parties). Consistent with the definition of Active NxStage Home Patient, this number excludes [**] patients with less than Three Full Months of Therapy, [**] patients transferring in to Customer during the prior 3 months, and [**] on-hold patients (patients that have prescriptions for home therapy, but which are not then—receiving home therapy). As of June 30, 2010, Customer [**] nursing home patients.
If the Warrant Shares corresponding to any “Level” of the Customer Growth Level Targets in any applicable Warrant Year during the period commencing on the Effective Date through June 30, 2013 (i.e., Level 1, Level 2, Level 3, Level 4, and/or Level 5 Targets) do not become vested and exercisable because the Authorized Customer Locations on an aggregate basis failed to achieve any “Level” of the Customer Growth Level Targets in the applicable Warrant Year, such Warrant Shares may thereafter become vested and exercisable for that “Level” of the Customer Growth Level Targets (i.e., Level 1, Level 2, Level 3, Level 4, and/or Level 5 Targets) achieved by the Authorized Customer Locations on an aggregate basis as of the end of the subsequent Warrant Year during the Term (the “Curing Provision”) provided, however, that for the purposes of clarity Customer shall not have the right to exercise the Curing Provision with respect to any Customer Growth Level Targets for the Warrant Year ended June 30, 2013. For the avoidance of doubt, the Curing Provision shall not apply to the vesting, if any, of Warrant Shares based on the NxStage Growth Level Targets. Additionally, Customer shall not be able to use the Curing Provision to achieve the vesting of any Warrant Shares based on the Customer Growth Level Targets for any Warrant Year that does not immediately precede the then-current Warrant Year (i.e., Customer may not use the Curing Provision to earn any “Level” of Warrant Shares for the Warrant Year ended June 30, 2011 based upon the Authorized Customer Locations achievement on an aggregate basis of any “Level” of the Customer Growth Level Targets in the Warrant Year ended June 30, 2013). No Warrant Shares issued in connection with the NxStage Growth Level Target for any Warrant Year during the period commencing on the Effective Date through June 30, 2013 shall become vested and exercisable unless the Authorized Customer Locations have on an aggregate basis achieved at least [**] of the Customer Growth Level Target as of the end of the same Warrant Year. For example, if as of June 30, 2011, the Authorized Customer Locations on an aggregate basis did not achieve [**] of the Customer Growth Level Target, but achieved the NxStage Growth Level Target as of June 30, 2011, and as of June 30, 2012, the Authorized Customer Locations on an aggregate basis do achieve [**] of the Customer Growth Level Target and the NxStage Growth Level Target, an aggregate of seven hundred fifty-thousand (750,000) Warrant Shares shall become vested and exercisable, consisting of: (i) two hundred-fifty thousand (250,000) Warrant Shares earned for the deemed achieving of [**] of the Customer Growth Level Target for the Warrant Year ended as of June 30, 2011 pursuant to the Curing Provision (measured based on the Authorized Customer Locations achieving on an aggregate basis [**] of the Customer Growth Level Target for the Warrant Year ended as of June 30, 2012 based on the Active NxStage Home Patient Census as of June 30, 2012), (ii) two hundred-fifty thousand (250,000) Warrant Shares for the Authorized Customer Locations achieving on an aggregate basis [**] of the Customer Growth Level Target as of the Warrant Year ended as of June 30, 2012, (iii) zero Warrant Shares based on the Authorized Customer Locations achieving on an aggregate basis the NxStage Growth Level Target for the Warrant Year ended as of June 30, 2011 (i.e. because the Authorized Customer Locations did not achieve on an aggregate basis [**] of the Customer Growth Level Target as of the Warrant Year ended as of June 30, 2011), and (iv) two hundred-fifty thousand (250,000) Warrant Shares based on the Authorized Customer Locations achieving on an aggregate basis the NxStage Growth Level Target as of the Warrant Year ended as of June 30, 2012.
All discounts and rebates provided pursuant to this Schedule B, including the Warrant, are “Discounts or Other Reductions in Price” to Customer under 42 U.S.C. § 1320a-7b(b)(3)(A) of the Social Security Act, and shall be properly reported by Customer on applicable Medicare and Medicaid claims and cost reports in accordance with the terms and conditions of Section 7 of the Agreement. NxStage shall calculate the amount of the discount provided pursuant to this Schedule B-5 using a Black Scholes valuation methodology applied as of the date any Warrant Shares become vested and exercisable, and shall promptly notify Customer thereof in writing, and identify the purchases to which the discount applies.
Attachment A — Form of Warrant to Purchase Shares of Common Stock
Filed separately as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2010

Schedule C
Chronic Outpatient Therapy
Warranty; Service; and Recalls
1. REPRESENTATIONS AND WARRANTIES
EXCEPT AS OTHERWISE PROVIDED IN SECTION 12 OF THE AGREEMENT, NXSTAGE MAKES NO OTHER EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO ANY OF THE PRODUCTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.
2. SERVICE
During the Term, including any extensions thereto, NxStage shall service all Products supplied to Customer hereunder (whether leased or purchased), so the same shall be in good working order and fit for the indications described in their User’s Guides and package inserts when used in accordance with the instructions for use provided in such User’s Guides and package inserts. The fees for such services shall be included in the Monthly Dialysis Supplies pricing set forth on Schedule B; provided that if a purchased System is not in use (i.e. no monthly purchase volume of Monthly Dialysis Supplies is associated with the System) for [**] consecutive months, a service reinstatement fee of $[**] will be charged when the System is returned for service.
Further, NxStage’s obligation to provide the repair services as set forth herein shall survive the termination of this Agreement and shall continue for all purchased System One (s) for [**] years following the purchase date of each such purchased System One (the “Service Term”). Customer agrees that fees for repair services to the System Ones after the Service Term shall be the lower of (i) $[**] per System One per annum, or (ii) [**] percent ([**]%) of the average System One service fees then charged by NxStage to other customers who have purchased the System One for chronic renal replacement therapy.
Customer agrees that the System One may only be serviced by NxStage at this time. Additional service charges for both rented and purchased Systems may apply in the event: (i) the System has been repaired by persons other than NxStage personnel or its authorized representatives, (ii) the replacement or repair is required due to the misuse or abuse of the System, as reasonably determined by NxStage, (iii) the System is used with non-NxStage sets, (iv) the replacement or repair is required for reasons other than defects in materials and workmanship or, in the case of equipment, normal wear and tear, as reasonably determined by NxStage, or (v) the System is not used in accordance with its instructions for use, as reasonably determined by NxStage.
As part of its ongoing service of Products then in use by Customer and/or the Authorized Customer Locations, NxStage, at its option, may conduct routine maintenance on the Products shipped to Customer or any Authorized Customer Location under this Agreement. Customer or the applicable Authorized Customer Location shall make all Products reasonably available to NxStage, at NxStage’s request, to conduct such maintenance; provided that such maintenance is conducted at mutually agreed upon times and upon prior notice. As part of an ongoing maintenance program, NxStage may elect to install reasonable Product upgrades, at no cost to

Customer. Any upgrades that NxStage provides to a leased System One(s) will also be provided to all of Customer’s purchased System One(s) within a reasonable timeframe during the Term.
To obtain service of a damaged or defective Product from NxStage, Customer must contact NxStage’s customer service department. Prior authorization from NxStage must be obtained before any damaged or defective Product is returned for service by NxStage. Any damaged or defective Product requiring service must be cleaned, according to the directions on the labeling. If a damaged or defective Product is not cleaned, as instructed, NxStage shall charge Customer a $[**] cleaning fee. NxStage will arrange for the shipment of all damaged or defective Products to be returned for service by NxStage. NxStage will not be responsible for servicing damaged or defective Products that have not been shipped according to the procedure set forth in this Schedule C. NxStage shall use its commercially reasonable efforts to repair or replace serviced Product within [**] hours of giving authorization for service. Repaired or replaced Products shall be in Good Working Order. Replaced Products may or may not be new, and they may or may not be the same Products originally shipped to Customer or the applicable Authorized Customer Location hereunder. For purposes of this Agreement, “Good Working Order” shall mean that the Product shall perform in accordance with its specifications and manuals, and be in physical condition and functionality equal to or better than that of the Product being replaced. In addition, NxStage shall use all commercially reasonable efforts to ensure that replacement Products provided to Customer or any Authorized Customer Location in connection with a service swap shall have an average days in service approximately equal to or less than the estimated days in service of the Product returned by Customer in connection with a service swap hereunder.
Periodically, NxStage may elect to diagnose Product servicing issues remotely, through data analysis or phone interviews. If Product is returned at the insistence of Customer, an Authorized Customer Location or any of their respective patients, contrary to the recommendation of NxStage, and it is subsequently determined in the reasonable discretion of NxStage that such Product was in Good Working Order, Customer shall reimburse NxStage for the related costs of such return.
3. RECALLS
In the event that any governmental agency or authority requests a recall, a field corrective action, Product withdrawal or takes similar action in connection with any Product or in the event NxStage determines an event, incident or circumstance with respect to a Product has occurred that results in the need for a recall (each a “Product Recall”), NxStage shall promptly notify Customer within [**] of such governmental agency or authority request or action or of NxStage’s decision to voluntarily institute a Product Recall. In the event of a Product Recall of any Product, NxStage shall (a) reimburse Customer and the Authorized Customer Locations for reasonable handling expenses incurred in returning units of such Product to NxStage or otherwise implementing the Product Recall; and (b) use all commercially reasonable efforts to promptly repair or replace the Product subject to a Product Recall with another NxStage Product performing the same function in good working order. NxStage shall allocate replacement Products to Customer and the Authorized Customer Locations on a first-priority basis consistent with Customer’s and the Authorized Customer Locations’ then-current share of NxStage’s Product base that has been purchased, and consistent with the then-affected prescription items included in Customer’s and the Authorized Customer Locations’ Monthly Dialysis Supplies orders.
In addition to the foregoing, if NxStage is unable to repair or replace a recalled Cycler or PureFlow SL purchased by Customer or any Authorized Customer Location, such that such purchased Cycler or PureFlow SL is therefore rendered unusable and continues to be unusable for a period of [**] consecutive months (for purposes hereof, a purchased Cycler or PureFlow SL shall not be unusable if it can be used with other non-NxStage products, consistent with then-current product labeling), NxStage shall be obligated to pay Customer and the Authorized Customer Locations actual damages within [**] days of the expiration of such [**] month period (with the amount of such damages to be mutually agreed upon by the parties in good faith, up to the amount of Customer’s and the Authorized Customer Locations’ then-current [**] for the purchased Cyclers and/or Pure Flow SLs which Customer and the Authorized Customer Locations have been prevented from using for [**] consecutive months (measured as of the date of such Product Recall); provided that such [**] is calculated in good faith and in accordance with generally accepted accounting standards). NxStage’s obligation to make any payment pursuant to this Section 3 of Schedule C may be accelerated to the date of filing of a voluntary or involuntary bankruptcy proceeding with respect to NxStage or the date NxStage refunds, all or any significant portion of, the purchase price of any Cyclers and/or PureFlow SLs that have been the subject of a Product Recall (and where such refund is specifically provided solely in connection with, and due to, such Product Recall) to any other customer or group of customers that has purchased such Cyclers and/or PureFlow SLs for the treatment of chronic home hemodialysis patients (it being understood that Customer’s and the Authorized Customer Locations’ right to damages hereunder shall not be so accelerated if such refund involves no more than [**] Cyclers and/or PureFlow SLs in the aggregate across all other NxStage chronic customers). No other remedy shall be provided to Customer or any Authorized Customer Location in connection with a Product Recall, except as set forth in Section 22 of the Agreement.
In the event NxStage elects to obtain recall insurance covering a Product Recall of any purchased Cyclers and/or PureFlow SLs, Customer and NxStage agree that the parties shall share the cost of such insurance coverage, up to a maximum amount of $200,000 per party per annum; provided that Customer shall consider in good faith requests made by NxStage to share insurance costs in excess of $200,000. Any recall insurance obtained by NxStage, shall name Customer and the Authorized Customer Locations (but no other customer of NxStage) as additional insureds. Any insurance payment to Customer or any Authorized Customer Location under such policy shall offset any damages determined to be owed to Customer or any Authorized Customer Location hereunder pursuant to the foregoing terms, with NxStage obligated to pay any remainder pursuant to the terms hereof.
If, during the Term, NxStage contractually agrees with one or more other customers purchasing any of NxStage’s home hemodialysis products in the continental United States to provide [**] provisions to such customer(s) that are more favorable to such customer(s) than are set forth in Section [**] of the Agreement and Sections[**] of this Schedule C, NxStage agrees that it shall promptly offer such [**] provisions to Customer, on a prospective basis; provided that such terms shall be offered to Customer to cover only [**] purchased by Customer and the Authorized Customer Locations which corresponds with the [**] purchased by [**]; and provided further that such terms, if accepted by Customer, shall in no way alter the other provisions hereof.

Schedule D
Preferred Relationship
Schedule D
Chronic Outpatient Therapy Agreement
Preferred Relationship
     1. MARKET RIGHTS
NxStage agrees that, subject to the terms hereof, Customer shall be free to initiate new Authorized Customer Locations in all of the geographical counties, group of counties, or subdivisions thereof in the continental U.S. set forth on Attachment A to this Schedule D (the “Markets”).
Except as otherwise provided herein, NxStage agrees that it shall not initiate a new Active NxStage Customer (as defined below) in any of the Markets listed below; provided that nothing herein shall prohibit NxStage from: (a) initiating in the Markets below the Active NxStage Customer identified in the parentheses below (i.e. [**]) or (b) initiating a new Active NxStage Customer in such Markets, or replacing a current Active NxStage Customer in such Markets, if in each case, the new Active NxStage Customer purchases at least [**] percent ([**]%) of its United States System Ones used in the treatment of chronic kidney patients prescribed to receive home hemodialysis from NxStage, and such new Active NxStage Customer has purchased [**] or more System Ones from NxStage, or (c) initiating a new Active NxStage Customer in such Markets if such new Active NxStage Customer, either directly or through one or more of its affiliates (i) provides dialysis services to more than [**]%) of the chronic dialysis patients in the United States and (ii) supplies dialysis products (such restrictions on NxStage’s ability to initiate Active NxStage Customers hereinafter referred to collectively as the “Market Restrictions”). For purposes hereof, the term “Active NxStage Customer” shall mean any entity, other than Customer, with one or more sites/facilities located in a specific Market that has [**] or more patients trained and billed for through such sites/facilities and is using the System One or any related NxStage home hemodialysis products for chronic patient home hemodialysis therapy. For purposes of the Agreement, Customer understands that each Active NxStage Customer may have one or more sites/facilities in a specific Market, and that such Active NxStage Customer shall still count as only one Active NxStage Customer for purposes of the Market Restrictions hereunder.
[**]

Subject to the Markets listed above and except as may otherwise be provided herein, nothing shall prohibit NxStage from initiating a new Active NxStage Customer in any of the other Markets. The parties acknowledge and agree that if Customer is not using reasonable efforts to expand patient access to home hemodialysis via the use of the System One in one or more of the Markets set forth above in this Section 1 of Schedule D, Customer agrees, at NxStage’s request, to in good faith discuss and remove and/or modify the Market Restrictions in any such Markets where Customer has failed to use its reasonable efforts to expand patient access to home hemodialysis via the use of the System One.

Any entity that either: (x) is a [**] (as defined below) or (y) provides treatments to patients in a [**] setting shall be excluded from the Market Restrictions. If in any Market subject to the Market Restrictions, the [**] contacts NxStage regarding the establishment of a home hemodialysis program, NxStage shall provide a written notice to Customer that indicates: (1) the [**] has contacted NxStage regarding the establishment of a home hemodialysis program and (2) the specific Market in which the [**] would like to establish a home hemodialysis program. Customer shall have a period of [**] days from the receipt of such notice or such other time period as is mutually agreed to by NxStage and Customer to establish a home hemodialysis program in the Market set forth in such notice so as to enable Customer to provide home hemodialysis to the patients of the [**] using the System One. In the event Customer is not able to establish a home hemodialysis program in the Market set forth in such notice so as to enable Customer to provide home hemodialysis within such [**] day period to patients of the [**] using the System One, or such other time period as mutually agreed to by NxStage and Customer, NxStage shall have the right to offer its home hemodialysis products and services directly to the [**] in the Market set forth in any such notice. The provisions of this paragraph shall not apply to any arrangement that NxStage has with the [**] as of the Effective Date to offer its home hemodialysis products and services to the patients of the [**]. A “[**]” is any entity that only treats patients [**]. Notwithstanding the definition of “[**]”, Customer and NxStage acknowledge and agree that a [**] may treat any patient: (A) [**] in the event of an emergency or (B) who was a patient of such [**] while [**] and who is now [**] and has not yet transferred to an entity that treats patients [**], and still be considered a [**] and excluded from the Market Restrictions.
NxStage further agrees and covenants in all Continental U.S. Markets that it shall not sell or rent, either directly or indirectly, the System One and/or any of its other home hemodialysis products related to chronic patient home hemodialysis therapy, to any entity in which at least [**] percent ([**]%) of the equity or other ownership interest is owned, either directly or indirectly, by any individual physician or physician group (including all physicians affiliated therewith) (hereinafter, individually and collectively referred to as a “Customer Medical Director”) that has entered into a medical director agreement with Customer (a “Customer Medical Director Agreement”) that prohibits any such Customer Medical Director from being involved in a business that provides chronic dialysis services, including home hemodialysis therapy, in the location in which any such entity is located (individually and collectively referred to as a “Restricted Entity”) for the longer of (x) the remainder of the term of the restrictive covenant included in such Customer Medical Director Agreement (or, if earlier, the date upon which a court or arbitrator determines that such restrictive covenant included in the Customer Medical Director Agreement is not enforceable) and (y) [**] months from the date that such Customer Medical Director (alone or through a joint venture or other business structure) opens such Restricted Entity or joins such Restricted Entity, in each case in which such Customer Medical Director holds at least [**] percent ([**]%) of the equity or ownership interest of such Restricted Entity (the “Customer Medical Director Restriction”); provided that: (i) the Customer Medical Director Restriction shall not apply unless NxStage is notified in writing of the name of any Customer Medical Director with a then-current Customer Medical Director Agreement at least [**] days prior to the initiation of discussions between NxStage and any Restricted Entity in which there is any Customer Medical Director with a Customer Medical Director Agreement (provided that if NxStage, after reasonable inquiry, is unaware of any relationship between such a Customer Medical Director and such Restricted Entity, NxStage shall not be restricted from selling or renting Products to such Restricted Entity; and provided further that in no event shall NxStage be prohibited from selling or renting Products to any such Restricted Entity’s dialysis clinic or facility in a location where such Customer Medical Director that has at least the above-referenced ownership interest in such Restricted Entity is not prohibited from being involved in a business that provides chronic dialysis services, including home hemodialysis therapy); (ii) the Customer Medical Director Restriction shall not apply to any entity with which NxStage has an existing agreement as of the Effective Date (it being understood that the Customer Medical Director Restriction shall not impact any agreements executed by NxStage with other customers prior to the Effective Date or any customer relationships in active negotiations with NxStage prior to the Effective Date); (iii) the Customer Medical Director Restriction shall not apply in any Market in which Customer or any of the Authorized Customer Locations are not providing home hemodialysis therapy with the System One; and (iv) Customer and any Authorized Customer Location shall not refuse referrals from any Customer Medical Director for any such Customer Medical Director’s patients he/she/it desires to prescribe NxStage home therapy.
NxStage agrees to use its good faith efforts to notify Customer within [**] days of NxStage’s intent to offer NxStage home hemodialysis products through additional dialysis facilities in the Continental U.S. (provided such notice does not conflict with any obligations NxStage may have relating to the confidentiality of the proposed relationship).
Customer understands that the Market Restrictions and the Customer Medical Director Restriction apply exclusively to chronic patient home hemodialysis therapy, and that NxStage shall not be restricted in any way from making sales or rentals/leases of its products, including the System One, to other customers pursuant to the terms hereof for any other use, including for the treatment of kidney failure in the acute setting or for in-center use.
The Market Restrictions and Customer Medical Director Restrictions set forth in this Section 1 of Schedule D shall remain in effect through June 30, 2013; provided that the Authorized Customer Locations on an aggregate basis achieve the [**] target set forth in the table titled “Warrant Table” in Schedule B-5 as of the end of each Warrant Year during the period from the Effective Date through June 30, 2013. The Market Restrictions and the Customer Medical Director Restriction shall immediately terminate if at the end of any Warrant Year, the Authorized Customer Locations have not on an aggregate basis achieved as of the end of the same Warrant Year, the applicable [**] target set forth in the table titled “Warrant Table” in Schedule B-5. In addition, the Market Restrictions and the Customer Medical Director Restrictions set forth in this Section 1 of this Schedule D shall [**] terminate in the event: (i) of a breach by Customer as set forth in Section 25 of the Agreement (it being understood that in the event a breach by Customer as set forth in Section 25 of the Agreement occurs prior to the termination of any Warrant Year no Warrants Shares shall become vested and exercisable for such Warrant Year (or the preceding Warrant Year pursuant to the Curing Provision) until and if such breach is cured within any applicable cure period, even if Customer has at the end of such applicable Warrant Year earned certain Warrant Shares based on the Authorized Customer Locations achieving on an aggregate basis a Customer Growth Level Target and/or the NxStage Growth Level Target for such Warrant Year; provided that for purposes of clarity NxStage agrees that any Warrant Shares that became vested and exercisable prior to the occurrence of any such breach of Section 25 of the Agreement by Customer shall remain vested and exercisable (e.g. if as of April 30, 2012 Customer breaches the Agreement, and subsequent to such breach

(but prior to such breach being cured), Customer earns as of the Warrant Year ended June 30, 2012, the Warrant Shares associated with the “Level 3” target of the Customer Growth Level Target and earns the Warrant Shares associated with the NxStage Growth Level Target for such Warrant Year, such Warrants Shares shall not become vested and exercisable until and if ever, such breach is remedied by Customer within any applicable cure period)), or (ii) [**], or (iii) at anytime commencing on the Effective Date and each six (6) month calendar period thereafter (i.e. July 1 and January 1) during the Term (a “Measurement Period”), Customer fails to increase the aggregate Active NxStage Chronic Patient Census of all of its Authorized Customer Locations by [**] against the aggregate Active NxStage Chronic Patient Census of all of Customer’s Authorized Customer Locations as of the last Measurement Period (i.e., July 1 for any measurement done on January 1 and January 1 for any measurement done on July 1) (the foregoing termination events described in this sentence, hereinafter referred to collectively as “Termination Events”).
     2. EQUIPMENT FORECASTING AND MANUFACTURING PREFERENCE
So long as the Market Restrictions and the Customer Medical Director Restrictions set forth in Section 1 of this Schedule D are in effect, NxStage will grant Customer and the Authorized Customer Locations a preferred position in obtaining the Products. In order to secure this preferred position, Customer must provide NxStage with a reasonably detailed forecast by the [**] business day of each of [**] during the Term of the Authorized Customer Locations’ anticipated Cycler and PureFlow SL requirements and NxStage patient census for the upcoming two Warrant Quarters (as hereinafter defined). In this Section 2 of Schedule D, the “Warrant Quarters” are the quarters that commence as of July 1, October 1, January 1, and April 1, respectively. Notwithstanding the foregoing, the initial forecast to be provided by Customer pursuant to the terms of this Section 2 of Schedule D must be provided by Customer to NxStage on or before August 1, 2010. The initial forecast shall set forth the Authorized Customer Locations’ anticipated Cycler and PureFlow SL requirements and NxStage patient census for the Warrant Quarters commencing October 1, 2010 and January 1, 2011. Customer’s forecasted Cycler and PureFlow SL requirements for the Warrant Quarter commencing October 1, 2010 may not exceed [**] percent ([**]%) of Customer’s actual Cycler and PureFlow SL purchases, respectively, made during the first calendar quarter of 2010. Thereafter, Customer’s forecasted Cycler and PureFlow SL requirements may not increase by more than [**] percent ([**]%), respectively, in sequential Warrant Quarter forecasts, and cumulative forecasted requirements over any [**] period during the Term may not exceed [**] percent ([**]%) of Customer’s aggregate actual Cycler and PureFlow SL purchases, respectively, made over the [**] period immediately preceding the date of the then-current forecast. Further, forecasts for any Warrant Quarter may not exceed [**] percent ([**]%) of the forecast for the same Warrant Quarter from the immediately preceding [**] forecast (e.g., if the forecast submitted in [**] for the Warrant Quarter commencing [**] anticipates needs for [**] Cyclers, the Warrant Quarter forecast submitted in [**] for the Warrant Quarter commencing [**] cannot exceed [**] Cyclers).
[**] percent ([**]%) of Customer’s forecasted Cycler and PureFlow SL requirements, respectively, (provided such forecasts are consistent with the terms hereof) shall be binding to the extent they relate to supplies for the Authorized Customer Locations’ forecasted patient requirements (it being understood, for purposes of clarity, that Customer may reduce a forecast for a given Warrant Quarter from one forecast to the next, but [**] percent ([**]%) of the higher of the two forecasts for the same Warrant Quarter will be binding). If orders for the binding portion of Customer’s Cycler and PureFlow SL forecasts are not placed during an applicable Warrant Quarter, NxStage shall invoice Customer for the amount of any shortfall (the “Purchase Shortfall”) at the end of such Warrant Quarter at the pricing set forth in Section 1 of Schedule B-3 and the amount paid by Customer shall be credited towards Cycler and PureFlow SL, as applicable, purchases hereunder that are made in any subsequent Warrant Quarters and that exceed the then-current binding portion of any forecast. If the Purchase Shortfall exceeds [**] Cyclers and/or PureFlow SL units, NxStage may, at its option, deliver such Cyclers and/or PureFlow SL units, as applicable, to an Authorized Customer Location(s) of Customer’s choice on [**] days advance written notice to Customer. NxStage shall use commercially reasonable efforts to meet Customer’s purchase orders during the Term, consistent with any such forecasts. NxStage shall be obligated to fulfill and supply the binding portion of each such forecast during the Term, consistent with the terms hereof. Notwithstanding the foregoing, NxStage shall not be liable for any failure to supply hereunder for any reason whatsoever, including as a result of a Product Recall or any Force Majeure event (an “Inability to Supply”), so long as such Inability to Supply is not caused by NxStage’s willful breach of its obligations hereunder.
In the event of an Inability to Supply as to any of the Cyclers included in the binding portion of any forecasts for a Warrant Year which are not delivered by NxStage on or before the end of such Warrant Year, each such Cycler not delivered by NxStage on or prior to the end of such Warrant Year due to such Inability to Supply shall be treated as being purchased by Customer for the purposes of determining Customer’s eligibility to receive the Equipment Volume Rebate set forth in Section 4 of Schedule B-3.
In the event of an Inability to Supply as to any Cyclers included in the binding portion of any forecasts during the period from the Effective Date through March 31, 2011, April 1, 2011 through March 31, 2012, and/or April 1, 2012 through March 31, 2013, as applicable, which are not delivered by NxStage on or before the end of the Warrant Year ending immediately following such applicable twelve month period (or nine (9) month period for the first Warrant Year) (i.e. the Warrant Year ended as of June 30, 2011 for the period from the Effective Date through March 31, 2011, the Warrant Year ended as of June 30, 2012 for the period from April 1, 2011 through March 31, 2012, and the Warrant Year ended as of June 30, 2013 for the period from April 1, 2012 through March 31, 2013) each such Cycler not delivered by NxStage on or prior to the end of the Warrant Year ending immediately following such applicable twelve month period (or nine (9) month period for the first Warrant Year), shall be treated as one new patient for the Warrant Year ending immediately following such applicable twelve month period (or nine (9) month period for the first Warrant Year) for purposes of the Total NxStage Home Patient Count and the Active NxStage Home Patient Census.
In addition, in the event of an Inability to Supply as to any Cyclers included in the binding portion of the forecasts during the period from the Effective Date through March 31, 2011, April 1, 2011 through March 31, 2012, and/or April 1, 2012 through March 31, 2013, as applicable, whereby any of the Cyclers included in the binding portion of such forecasts are not delivered by NxStage on or before April 1 of the Warrant Year ending immediately following such applicable twelve month period (or nine (9) month period for the first Warrant Year) (the “Cycler Supply Shortfall”), but such Cyclers are delivered by NxStage during the period of April 1 through June 30 (the “Supply Cure Quarter”) of the Warrant Year ending immediately following such applicable twelve month period (or nine (9) month period for the first Warrant Year), each Authorized Customer Location patient initiating therapy using a Cycler delivered between the first business day of the Supply Cure Quarter and the date that is the later of: (i) [**] days subsequent to written notification (the date of such notification hereinafter referred to as the “Notification Date”) from NxStage to Customer of its ability to cure the Cycler Supply Shortfall by delivery of the total quantity of Cyclers that remain in the Cycler Supply Shortfall as of the Notification Date within [**] days of the Notification Date (the “Cycler Supply Shortfall Cure Notice”) and (ii) the number of days after the Notification Date equal to the quantity of Cyclers remaining in the Cycler Supply Shortfall as of the Notification Date (which for purposes hereof shall equal the Cycler Supply Shortfall less that number of Cyclers delivered by NxStage in connection with any Partial Cycler Supply Shortfall Cure (as defined below) divided by [**] (the “Shortfall End Date”); will be included in the Total NxStage Home Patient Count if such patient satisfies the criteria set forth in the definition of “Total NxStage Home Patient Count” and the Active NxStage Home Patient Census if such patient satisfies the criteria set forth in the definition of “Active NxStage Home Patient Census”; provided that each such Authorized Customer Location patient shall be deemed to have completed Three Full Months of Therapy if he or she has completed a contiguous treatment regimen of home therapy with the System One at one or more Authorized Customer Locations commencing on the Shortfall End Date through the last day of such Supply Cure Quarter (i.e. June 30) and provided further that: (a) any documented hospitalization of each such patient shall not be deemed an interruption in each such patient’s contiguous days of treatment with the System One as long as Customer has provided notice to NxStage of any such documented hospitalization as required pursuant to Section 10 of the Agreement and (b) any interruption in each such patient’s treatment with the System One as a result of such patient’s traveling shall not be deemed an interruption in each such patient’s contiguous days of treatment with the System One. NxStage acknowledges and agrees that during a Supply Cure Quarter it shall have the right on one or more occasions to partially remedy a Cycler Supply Shortfall by delivering Cyclers to Customer prior to delivering a Cycler Supply Shortfall Cure Notice (a “Partial Cycler Supply Shortfall Cure”); provided that no later than [**] of any such Supply Cure Quarter, NxStage shall deliver a written notice to Customer that it is conducting its final Partial Cycler Supply Shortfall Cure for such Supply Cure Quarter (the “Final Partial Cycler Supply Shortfall Cure”), which Final Partial Cycler Supply Shortfall Cure for such Supply Cure Quarter may not exceed [**] Cyclers. With respect to each Cycler delivered by NxStage in connection with a Partial Cycler Supply Shortfall Cure, one or more Authorized Customer Locations must initiate therapy with a patient on each such Cycler promptly following delivery thereof, and in any event on or before the end of the applicable Supply Cure Quarter (i.e. June 30) to be included in the Total NxStage Home Patient Count and the Active NxStage Home Patient Census (without regard as to whether or not each such patient has completed Three Full Months of Therapy but otherwise satisfying all other criteria set forth in the definition of Total NxStage Home Patient Count and Active NxStage Home Patient Census). For example, if as of March 31, 2011, there is a Cycler Supply Shortfall equal to [**] Cyclers, and NxStage delivers [**] of such Cyclers to Authorized Customer Locations between April 1 and April 15, 2011, and NxStage delivers a Cycler Supply Shortfall Cure Notice to Customer on April 15, 2011, that it can supply the remaining [**] Cyclers included in the Cycler Supply Shortfall on or before [**], then the Shortfall End Date shall be May 18, 2011 (which is the later of: (A) [**] days subsequent to the Notification Date) and (B) [**] days after the Notification Date (i.e. [**] (which is calculated by dividing the number of Cyclers remaining in the Cycler Supply Shortfall as of the Notification Date by [**]))). In the same example, the number of new patients initiating therapy using a Cycler delivered by NxStage during the period between the Notification Date (i.e. [**]) and the Shortfall End Date (i.e. [**]) plus the [**] patients of any Authorized Customer Location initiating therapy using a Cycler delivered (which, in each case, expressly does not include Cyclers delivered to Authorized Customer Locations in connection with a service swap) by NxStage in connection with a Partial Cycler Supply Shortfall Cure (i.e. the period between April 1, 2011 up to the Notification Date (i.e. [**])), shall be included in the Total NxStage Home Patient Count and the Active NxStage Home Patient Census for the Warrant Year ended June 30, 2011, as long as each such patient meets the criteria set forth in the definition of “Total NxStage Home Patient Count” and the Active NxStage Home Patient Census if such patient satisfies the criteria set forth in the definition of “Active NxStage Home Patient Census”; provided that each such patient shall be deemed to have completed Three Full Months of Therapy if, with respect to the [**] Cyclers, he or she has completed a contiguous treatment regimen of home therapy with the System One at one or more Authorized Customer Locations commencing on [**] (i.e. the Shortfall End Date) through the last day of the Supply Cure Quarter (i.e. June 30, 2011), and with respect to the [**] Cyclers, he or she has completed a contiguous treatment regimen of home therapy with the System One at one or more Authorized Customer Locations from the first date of therapy promptly following the delivery thereof through the last day of the Supply Cure Quarter (i.e. June 30, 2011).
NxStage acknowledges and agrees that in the event the Shortfall End Date related to a Cycler Supply Shortfall extends beyond the end of an applicable Supply Cure Quarter (i.e. June 30), the number of patients that the Authorized Customer Locations must initiate therapy with on or before the end of the applicable Supply Cure Quarter (i.e. June 30) using a Cycler delivered between the first business day of the Supply Cure Quarter and the expiration of the Supply Cure Quarter in order for such patients to be included in the Total NxStage Home Patient Count and the Active NxStage Home Patient Census (without regard as to whether or not each such patient has completed Three Full Months of Therapy but otherwise satisfying all other criteria set forth in the definition of Total NxStage Home Patient Count and Active NxStage Home Patient Census) will be determined by multiplying the remaining days left in the Supply Cure Quarter from the date of the Notification Date through the last day of the Supply Cure Quarter (i.e. June 30) by [**] (the “Initiation Threshold”), and in the event the Cyclers included in the remaining Cycler Supply Shortfall as of the Notification Date (which for purposes hereof shall equal the Cycler Supply Shortfall less that number of Cyclers delivered by NxStage in connection with a Partial Cycler Supply Shortfall Cure during an applicable Warrant Year) exceed the Initiation Threshold, [**] of the Cyclers above the Initiation Threshold shall automatically be treated as one new patient for the Warrant Year immediately preceding the Shortfall End Date for purposes of the Total NxStage Home Patient Count and the Active NxStage Home Patient Census; provided that if the Notification Date occurs on or after [**] of any Supply Cure Quarter, [**] Cyclers included in the Cycler Supply Shortfall shall be treated as one new patient for the Warrant Year ending as of the last day of the Supply Cure Quarter (i.e. June 30) for purposes of the Total NxStage Home Patient Count and the Active NxStage Home Patient Census. For example, if as of April 16, 2011, there is a Cycler Supply Shortfall equal to [**] Cyclers and [**] Cyclers are delivered between April 1 and June 1, 2011 in connection with a Partial Cycler Supply Shortfall Cure, and on [**] (i.e. the Notification Date) NxStage delivers a Cycler Supply Shortfall Cure Notice to Customer that it can supply all [**] of the Cyclers remaining in the Cycler Supply Shortfall on or before [**], the Initiation Threshold shall be [**]

(which is calculated by multiplying the remaining days left in the Supply Cure Quarter from the date of the Notification Date by [**]. In the same example, in order for all [**] Cyclers included in the remaining Cycler Supply Shortfall to be included in the Total NxStage Home Patient Count and the Active NxStage Home Patient Census for the Warrant Year ending June 30, 2011, [**] Authorized Customer Location patients will have to initiate therapy on or before the end of the Supply Cure Quarter using a Cycler delivered between the Notification Date (i.e. [**]) and the last day of the Supply Cure Quarter (i.e. June 30, 2011) (it being understood that such patients need not complete Three Full Months of Therapy, but that all such patients must otherwise satisfy all other criteria set forth in the definition of “Total NxStage Home Patient Count” and “Active NxStage Home Patient Census”, including the requirement that such patients complete a contiguous treatment regimen of home therapy with the System One at one or more Authorized Customer Locations from their date of therapy initiation through the expiration of the Supply Cure Quarter; provided that: (i) any documented hospitalization of each such patient shall not be deemed an interruption in each such patient’s contiguous days of treatment with the System One as long as Customer has provided notice to NxStage of any such documented hospitalization as required pursuant to Section 10 of the Agreement and (ii) any interruption in each such patient’s treatment with the System One as a result of such patient’s traveling shall not be deemed an interruption in each such patient’s contiguous days of treatment with the System One) and the [**] Cyclers included in the difference between the remaining Cycler Supply Shortfall as of the Notification Date and the Initiation Threshold [**]shall automatically be treated as [**] new patient for the Warrant Year ending June 30, 2011 for purposes of the Total NxStage Home Patient Count and the Active NxStage Home Patient Census. In the preceding example, if only [**] Authorized Customer Location patients initiate therapy using a Cycler purchased between the Notification Date (i.e. [**]) and the last day of the Supply Cure Quarter (i.e. June 30, 2011) (and such patients, although not completing Three Full Months of Therapy, otherwise satisfy all other criteria set forth in the definition of “Total NxStage Home Patient Count” and “Active NxStage Home Patient Census”, including the requirement that such patients complete a contiguous treatment regimen of home therapy with the System One at one or more Authorized Customer Locations from their date of therapy initiation through the expiration of the Supply Cure Quarter; provided that: (i) any documented hospitalization of each such patient shall not be deemed an interruption in each such patient’s contiguous days of treatment with the System One as long as Customer has provided notice to NxStage of any such documented hospitalization as required pursuant to Section 10 of the Agreement and (ii) any interruption in each such patient’s treatment with the System One as a result of such patient’s traveling shall not be deemed an interruption in each such patient’s contiguous days of treatment with the System One), [**] patients will be included in the Total NxStage Home Patient Count and the Active NxStage Home Patient Census for the Warrant Year ending June 30, 2011 (i.e. the [**] patients for which the Authorized Customer Locations initiated therapy with a Cycler between [**] through June 30, 2011 plus the [**] Cyclers included in the difference between the remaining Cycler Supply Shortfall as of the Notification Date and the Initiation Threshold). In addition, in the same example, the [**] patients of any Authorized Customer Location initiating ther apy using a Cycler delivered (which, in each case, expressly does not include Cyclers delivered to Authorized Customer Locations in connection with a service swap) by NxStage in connection with a Partial Cycler Supply Shortfall Cure will be included in the Total NxStage Home Patient Count if such patient satisfies the criteria set forth in the definition of “Total NxStage Home Patient Count” and the Active NxStage Home Patient Census if such patient satisfies the criteria set forth in the definition of “Active NxStage Home Patient Census”; provided that each such Authorized Customer Location patient shall be deemed to have completed Three Full Months of Therapy if he or she has completed a contiguous treatment regimen of home therapy with the System One at one or more Authorized Customer Locations commencing on the date that each such patient initiated therapy with a Cycler delivered in connection with a Partial Cycler Supply Shortfall Cure through the last day of such Supply Cure Quarter (i.e. June 30) and provided further that: (i) any documented hospitalization of each such patient shall not be deemed an interruption in each such patient’s contiguous days of treatment with the System One as long as Customer has provided notice to NxStage of any such documented hospitalization as required pursuant to Section 10 of the Agreement and (ii) any interruption in each such patient’s treatment with the System One as a result of such patient’s traveling shall not be deemed an interruption in each such patient’s contiguous days of treatment with the System One.
Except as otherwise set forth in this Section 2 of Schedule D, Customer’s sole remedy in the event of an Inability to Supply shall be to terminate the Agreement, if such Inability to Supply is directly responsible for the Authorized Customer Locations’ inability on an aggregate basis to meet [**] of the Customer Growth Level Target as set forth in the “Warrant Table” in Schedule B-5 and such Inability to Supply continues for [**] consecutive months. NxStage shall promptly notify Customer in writing of any Inability to Supply and during any such Inability to Supply shall allocate all Products and training capacity to Customer on a first priority basis consistent with Customer’s and the Authorized Customer Locations’ then current share of NxStage’s equipment field base that have been purchased, and consistent with the then affected prescription items included in Customer’s Monthly Dialysis Supplies orders. NxStage further covenants and agrees that Customer shall have no obligation to pay for a System One that NxStage cannot supply as a result of an Inability to Supply, until the date on which NxStage supplies Customer or any Authorized Customer Location with the System One(s) that was affected by such Inability to Supply.
     3. MOST FAVORED NATIONS PRICING
NxStage represents and warrants to Customer that, from and after July 1, 2010, Customer’s Monthly Composite Pricing (as defined below) in the Continental United States for the Products shall be (a) no less favorable than that of other Active NxStage Customers for active chronic home hemodialysis patients using: (i) purchased System Ones and any purchased Monthly Dialysis Supplies or (ii) rented System Ones and purchased Express Monthly Dialysis Supplies, and (b) at least [**] percent ([**]%) lower than that of other Active NxStage Customers for active chronic home hemodialysis patients using rented System Ones and purchased PureFlow SL Monthly Dialysis Supplies (the “Pricing Covenant”). The Pricing Covenant set forth in this Section 3 of Schedule D shall remain in effect through June 30, 2013: provided that (x) the Authorized Customer Locations on an aggregate basis achieve the [**] target set forth in the table titled “Warrant Table” in Schedule B-5 as of the end of each Warrant Year during the period from the Effective Date through June 30, 2013, and (y) a [**] has not occurred. The Pricing Covenant shall immediately terminate if at the end of any Warrant Year, the Authorized Customer Locations have not on an aggregate basis achieved as of the end of the same Warrant Year, the applicable [**] target set forth in the table titled “Warrant Table” in Schedule B-5. The Pricing Covenant shall also immediately terminate upon the occurrence of a [**]. For purposes of the Agreement, “Monthly Composite Pricing” for the Products will:

•	Be calculated for each treatment frequency and fluid volume (e.g., part #’s PF-20-N-6-SUP and PF-30-N-5-SUP) on an a per Active NxStage Customer per market basis (which may include a single location or multiple locations) based on the Active NxStage Customer’s census of active NxStage [**] patients in that market [**] (specifically excluding patients treated in a [**] setting.

•	Be calculated for each treatment frequency and fluid volume (e.g., part #’s PF-20-N-6-SUP and PF-30-N-5-SUP) on an a per Authorized Customer Location per market basis (which may include a single Authorized Customer Location or multiple Authorized Customer Locations) based on Customer’s census of active NxStage [**] patients in that market (specifically excluding patients treated in a [**] setting (it being understood that patients performing [**] facilities or similar facilities shall not be excluded from the Pricing Covenant; provided that such patients’ therapy is not performed in a facility where such facility staff or Customer or Authorized Customer Location staff is performing or assisting with the treatment, or where more than [**] patient is receiving therapy with a [**] System One in such facility or where [**] or more System One patients are in such facility; and provided further that System One Monthly Dialysis Supplies for such patient are not being billed under a different pricing arrangement as set forth in Section 10(d) of the Agreement)).

•	Equal the sum of Monthly Dialysis Supply Supplies pricing plus an imputed System equipment Rental Rate (“Rental Rate”). For rented Systems, the Rental Rate shall equal the actual monthly System rental cost. A rental rate will be calculated for purchased Systems by multiplying the average purchase price of Systems purchased by an Active NxStage Customer, or purchased by Customer, as applicable, in each case after the Effective Date by [**] (it being understood that the purchase price of a System does not include any rental credit against the purchase price offered by NxStage to an Active NxStage Customer in connection with the purchase of a System; and further that this calculation shall only apply to Systems purchased after the Effective Date).

•	Account for all of Customer’s discounts and rebates, including any discounts associated with prepayment or early payment, whether or not such discounts are taken, but will exclude any discounts provided in the form of the Warrant.
An illustrative example of the above calculation is set forth in Exhibit B.
Subsequent to July 1, 2010, if NxStage offers another Active NxStage Customer the opportunity to apply a portion of previous System rental payments (e.g., percentage of rental payments over period of time) to the purchase of its Systems in the field, Customer will be given the opportunity to do the same within [**] days of written notification on a like number of Systems on similar terms; provided that any Systems purchased under such program will be subtracted from the Rental Cap for the remainder of the Term.
NxStage agrees to calculate Customer’s Monthly Composite Pricing every calendar quarter during the Term, commencing on September 30, 2010 (for the period between July 1, 2010 and September 30, 2010), and to promptly notify Customer (within [**] days of the end of any calendar quarter) in the event any pricing provided by NxStage to any Active NxStage Customer does not comply with the Pricing Covenant, subject to the terms hereof. If any pricing provided by NxStage to another Active NxStage Customer during any calendar quarter does not comply with the Pricing Covenant, NxStage shall provide a rebate to Customer hereunder pursuant to the terms of this Section 3 of Schedule D simultaneous with such notice, which rebate shall be provided in the form of a credit to be applied against future purchases hereunder, in an amount equal to the difference between [**] (the “MFN Rebate”); provided that in the event Customer has a Credit Balance within [**] days of the payment of such MFN Rebate, NxStage shall deliver a check to Customer in an amount equal to the Credit Balance within [**] business days of the expiration of such [**] day period.
No MFN Rebate shall be owed due to NxStage’s non-compliance with the Pricing Covenant due to (A) philanthropic reasons, (B) Product evaluations, [**], Product sampling, or [**]; provided that, as soon as is commercially possible, NxStage gives the Authorized Customer Locations the opportunity to participate in a similar program at a similar scale), (C) credits provided for Product returns or missed treatments or discontinuations of patient therapy, or (D) [**].
Additionally, Customer and NxStage acknowledge and agree that in the event that NxStage is a party to agreements or arrangements with [**] or fewer Active NxStage Customers relating to the purchase and sale of any of the Products that is not in compliance with the Pricing Covenant and such Active NxStage Customers’ purchases from NxStage represent less than [**]% of NxStage’s chronic market sales during the preceding [**] month period prior to any determination (an “Excluded Arrangement”), NxStage shall not be out of compliance with the Pricing Covenant; provided that NxStage pays to Customer a MFN Rebate which MFN Rebate shall be limited up to that number of patients of Customer as equal the number of patients of such Active NxStage Customer(s) under such Excluded Arrangement(s) that are subject to such lower monthly composite pricing.
Without limiting any of the foregoing, NxStage agrees that it shall not offer discounts or rebates payable in the form of warrants to purchase NxStage Common Stock or any other NxStage equity to any other customer that purchases any of NxStage’s products for the treatment of patients prescribed to receive chronic home hemodialysis.
     4. OTHER
Customer represents and warrants to NxStage that it has not entered into any agreement which conflicts with the terms and conditions of the Agreement and that it will not do so during the Term. NxStage understands and acknowledges that neither Customer nor any of the Authorized Customer Locations have promised or committed to [**].
NxStage represents and warrants to Customer that: (a) it has not entered into any agreement which conflicts with the terms and conditions of the Agreement and that it will not do so during the Term, and (b) it shall not enter into any distributorship agreement or other similar agreement with any third party covering the sale, rental, licensing, leasing or distribution of the System One for chronic home hemodialysis in the Continental U.S., except where any such agreements are consistent with the terms and conditions of the Agreement, including the Market Restrictions and the Customer Medical Director Restriction set forth in Section 1 of this Schedule D.

ATTACHMENT A — MARKET DEFINITIONS
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A total of 16 pages were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.